As filed with the Securities and Exchange Commission on November 15, 2000

                                                      Registration No. 333-47342


================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------


                                 AMENDMENT NO. 1
                                       TO
                                    FORM S-3

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

OMNICOM GROUP INC.                   New York                   13-1514814
OMNICOM CAPITAL TRUST I              Delaware                   13-4138375
OMNICOM CAPITAL TRUST II             Delaware                   13-4138377
OMNICOM CAPITAL TRUST III            Delaware                   13-4138379


(Name of registrant)         (State of incorporation         (I.R.S. Employer
                                 or organization)        Identification Numbers)

                               437 Madison Avenue
                            New York, New York 10022
                                 (212) 415-3600
   (Address and telephone number of registrant's principal executive offices)

                                   ----------

                              BARRY J. WAGNER, ESQ.
                          Secretary and General Counsel
                               Omnicom Group Inc.
                               437 Madison Avenue
                            New York, New York 10022
                                 (212) 415-3600
                               (Agent for service)

                                   ----------

                                   COPIES TO:
                              LINDA E. RANSOM, ESQ.
                              Dewey Ballantine LLP
                           1301 Avenue of the Americas
                            New York, New York 10019
                                 (212) 259-8000

                                   ----------

      Approximate date of commencement of proposed sale of the securities to the public: At such time (from time to time) after the effective date of this Registration Statement as Omnicom Group Inc. may determine in light of market conditions and other factors.

      If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

      If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

      If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

      If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |X|

                                              (continued on the following pages)

                         CALCULATION OF REGISTRATION FEE

===================================================================================================================
                                                                    Proposed          Proposed
                                                                     Maximum           Maximum           Amount of
     Title of Each Class of Securities            Amount to be    Offering Price  Aggregate Offering   Registration
          To Be Registered                         Registered      per Unit(1)       Price(2)(3)          Fee(4)
-------------------------------------------------------------------------------------------------------------------
Common Stock of Omnicom
   Group Inc. (5) ................................
-------------------------------------------------------------------------------------------------------------------
Preferred Stock of Omnicom
   Group Inc. (6) ................................
-------------------------------------------------------------------------------------------------------------------
Depositary Shares of Omnicom
   Group Inc. (7) ................................
-------------------------------------------------------------------------------------------------------------------
Senior Debt Securities, Subordinated Debt
   Securities and Junior Subordinated Debt
   Securities of Omnicom Group Inc. (8) ..........
-------------------------------------------------------------------------------------------------------------------
Warrants of Omnicom Group Inc. (9) ...............
-------------------------------------------------------------------------------------------------------------------
Trust Preferred Securities of the Trusts (10) ....
-------------------------------------------------------------------------------------------------------------------
Guarantees of Trust Preferred Securities of
   the Trusts and certain backup obligations
   of Omnicom Group Inc. (11) ....................
-------------------------------------------------------------------------------------------------------------------
Common Stock of Omnicom Group Inc.
   reserved for issuance upon conversion of
   Senior Debt Securities Subordinated Debt
   Securities, Junior Debt Securities
   Preferred Stock or Trust Preferred
   Securities (12) ...............................
-------------------------------------------------------------------------------------------------------------------

Total (13) .......................................  $421,400,000                     $421,400,000       $118,800
===================================================================================================================


----------
(1) The proposed maximum offering price per unit will be determined from time to time by the relevant Registrant in connection with the issuance by such Registrant of the securities registered hereunder.


(2) The proposed maximum aggregate offering price has been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933, as amended. The aggregate public offering price of the Common Stock, Preferred Stock, Depositary Shares, Senior Debt Securities, Subordinated Debt Securities and Junior Subordinated Debt Securities, Warrants and guarantees and other obligations of Omnicom Group Inc. and the Trust Preferred Securities of the Trusts offered pursuant to the Prospectus forming a part of this Registration Statement will not exceed $750,000,000 or the equivalent thereof in one or more foreign currencies, foreign currency units or composite currencies. As discussed below, the Prospectus included in this Registration Statement also relates to $328,600,000 in aggregate amount of securities previously registered by Omnicom Group Inc.


(3)   Exclusive of accrued interest, distributions and dividends, if any.


(4) A filing fee aggregating $147,500 was previously paid in connection with a registration statement filed earlier relating to the registration of $500,000,000 in aggregate amount of securities, of which $328,600,000 in aggregate amount of securities are being covered by the Prospectus included in this Registration Statement. The filing fee of $118,800 relates solely to the registration of $421,400,000 aggregate principal amount of securities not previously registered.


(5) Subject to note (13) below, there is being registered hereunder an indeterminate number of shares of Common Stock of Omnicom Group Inc. as from time to time may be issued at indeterminate prices. Includes Common Stock which may be purchased by underwriters to cover over-allotments, if any.

(6) Subject to note (13) below, there is being registered hereunder an indeterminate number of shares of Preferred Stock of Omnicom Group Inc. as from time to time may be issued at indeterminate prices. Includes Preferred Stock which may be purchased by underwriters to cover over-allotments, if any.

(7) Subject to note (13) below, there is being registered hereunder an indeterminate number of Depositary Shares as may be issued in the event that Omnicom Group Inc. elects to offer fractional interests in the Preferred Stock registered hereby. Includes Depositary Shares which may be purchased by underwriters to cover over-allotments, if any.

(8) Subject to note (13) below, there is being registered hereunder an indeterminate principal amount of Senior Debt Securities, Subordinated Debt Securities and Junior Subordinated Debt Securities as may be sold from time to time. Includes Debt Securities which may be purchased by underwriters to cover over-allotments, if any.

(9) Subject to note (13) below, there is being registered hereunder an indeterminate principal amount of Warrants to purchase Preferred Stock, Common Stock or Debt Securities of Omnicom Group Inc.


(10) Subject to note (13) below, there is being registered hereunder an indeterminate number of Trust Preferred Securities of Omnicom Capital Trust I, Omnicom Capital Trust II and Omnicom Capital Trust III (each a "Trust") and such indeterminate principal amount of Junior Subordinated Debt Securities of Omnicom Group Inc. as from time to time may be issued at indeterminate prices. Includes Trust Preferred Securities which may be purchased by underwriters to cover over-allotments, if any. Junior Subordinated Debt Securities may be issued and sold to any Trust, in which event such Junior Subordinated Debt Securities may later be distributed to the holders of Trust Preferred Securities upon a dissolution of such Trust and the distribution of the assets thereof.


                                               (continued on the following page)

(11) Includes the rights of holders of the Trust Preferred Securities under any Guarantees and certain back-up undertakings comprised of the obligations of Omnicom Group Inc. to provide certain indemnities in respect of, and pay and be responsible for certain costs, expenses, debts and liabilities of, each Trust (other than with respect to the Trust Preferred Securities) and such obligations of Omnicom Group Inc. as set forth in the Amended Trust Agreement of each Trust and the related Junior Subordinated Debt Indenture, in each case as further described in the Prospectus forming a part of this Registration Statement. The Guarantees, when taken together with Omnicom Group Inc.'s obligations under the Junior Subordinated Debt Securities, the related Junior Subordinated Debt Indenture and the Amended Trust Agreement, will provide a full and unconditional guarantee on a subordinated basis by Omnicom Group Inc. of payments due on the Trust Preferred Securities. No separate consideration will be received for any Guarantees or such back-up obligations.

(12) There is being registered hereunder an indeterminate number of shares of Common Stock as may be issued upon conversion of any Senior Debt Securities, Subordinated Debt Securities, Junior Subordinated Debt Securities, Preferred Stock or Trust Preferred Securities that provide for such conversion. No separate consideration will be received for the Common Stock issuable upon such conversion.


(13) As described in notes (2) and (4) above and the paragraph below, the Prospectus included in this Registration Statement relates to the registration of $421,400,000 in aggregate amount of securities being registered hereby and an additional $328,600,000 in aggregate amount of securities previously registered. In no event will the aggregate offering price of all securities offered pursuant to the Prospectus included in this Registration Statement exceed $750,000,000 or the equivalent thereof in one or more foreign currencies, foreign currency units or composite currencies.

      Pursuant to Rule 429 under the Securities Act of 1933, as amended, the Prospectus and Prospectus Supplement included in this Registration Statement also relate to $328,600,000 in aggregate amount of securities previously registered by Omnicom Group Inc. under the Registration Statement on Form S-3 (No. 333-46303) of Omnicom Group Inc. A filing fee of $96,937 was paid in connection with $328,600,000 of securities that remain eligible to be sold under that Registration Statement as of November 15, 2000.


The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

================================================================================

This information in this prospectus is not complete and may be changed. Neither Omnicom Group Inc. nor any of the Omnicom Capital Trusts may sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                 SUBJECT TO COMPLETION, DATED NOVEMBER 15, 2000


PROSPECTUS

                                  $750,000,000

                               OMNICOM GROUP INC.

                                  Common Stock
                                 Preferred Stock
                                Depositary Shares
                                 Debt Securities
                                    Warrants

                             OMNICOM CAPITAL TRUST I
                            OMNICOM CAPITAL TRUST II
                            OMNICOM CAPITAL TRUST III

                           Trust Preferred Securities

     Fully and unconditionally guaranteed, as described in this prospectus, by Omnicom Group Inc.

                                   ----------

      Omnicom will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and the accompanying prospectus supplement carefully before you invest.

                                   ----------

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.


                                             , 2000

                                TABLE OF CONTENTS

                                                                            PAGE

Prospectus Summary ........................................................    3

Where You Can Find More Information .......................................    6

Forward-Looking Information ...............................................    6

Omnicom Group Inc. ........................................................    7

The Omnicom Capital Trusts ................................................    7

Use of Proceeds ...........................................................    8

Ratio of Earnings to Fixed Charges ........................................    8

Description of Common Stock ...............................................    8

Description of Preferred Stock ............................................    9

Description of Depositary Shares ..........................................   11

Description of Debt Securities ............................................   13

Description of Warrants ...................................................   19

Description of Trust Preferred Securities and Related Guarantees ..........   21

Book-Entry Procedures and Settlement ......................................   36

Plan of Distribution ......................................................   37

Legal Matters .............................................................   38


Experts ...................................................................   39

--------------------------------------------------------------------------------

                               PROSPECTUS SUMMARY

      This summary provides a brief overview of information in this prospectus and does not contain all of the information that may be important to you. This prospectus provides you with a general description of the securities Omnicom may offer. Each time Omnicom offers securities, Omnicom will provide a prospectus supplement that will contain specific information relating to the terms of the securities being offered. The prospectus supplement may also add, update or change information contained in this prospectus. To understand the terms of the securities, you should carefully read this prospectus with the applicable prospectus supplement. You should also read the documents that have been incorporated by reference in this prospectus as described below under "Where You Can Find More Information."

Omnicom Group Inc.

      Omnicom is one of the world's leading communications services companies. The communications services offered by Omnicom include advertising in various media such as television, radio, newspaper, magazines, outdoor and the internet, as well as public relations, specialty advertising, direct response and promotional marketing, strategic media planning and buying, and internet and digital media development. Operations cover the major regions of North America, the United Kingdom, Germany, France, the remainder of Continental Europe, Latin America, the Far East, Australia, the Middle East and Africa.

      Omnicom's principal executive office is at 437 Madison Avenue, New York, NY 10022, and its telephone number is (212) 415-3600.

The Omnicom Capital Trusts

      Each of Omnicom Capital Trust I, Omnicom Capital Trust II and Omnicom Capital Trust III is a statutory business trust newly formed under Delaware law by Omnicom, as sponsor of each of the trusts, and Chase Manhattan Bank USA, National Association, as trustee in the State of Delaware pursuant to the Delaware Business Trust Act. The trusts have been formed to allow for the possible offer of one or more series of trust preferred securities under this prospectus.

      The principal office of each of the trusts is c/o Omnicom Group Inc., 437 Madison Avenue, New York, NY 10022, and its telephone number is (212) 415-3600.

The Securities

      This prospectus is part of a registration statement that Omnicom filed with the SEC using the so-called shelf registration process. Under this process, Omnicom may offer from time to time shares of common stock, shares of preferred stock, depositary shares, debt securities, warrants and, in conjunction with the Omnicom Capital Trusts, trust preferred securities and related guarantees, in one or more offerings up to a total dollar amount of $750,000,000.

      A prospectus supplement will describe the specific types, amounts, prices and detailed terms of any of the particular securities offered.

Common Stock

      Omnicom may offer common stock, par value $.15 per share. Holders of common stock are entitled to receive dividends when declared by its board of directors. Each holder of common stock is entitled to one vote per share. The holders of common stock have no preemptive rights or cumulative voting rights.

Preferred Stock

      Omnicom may offer preferred stock with various terms to be established by its board of directors. Each series of preferred stock will be more fully described in the prospectus supplement relating to the series' issue, including redemption provisions, rights in the event of liquidation, dissolution or winding up of Omnicom, voting rights and conversion rights.

      Generally, each series of preferred stock will rank on an equal basis with each other series of preferred stock and will rank prior to Omnicom's common stock. The prospectus supplement will also describe how and when dividends will be paid on the series of preferred stock.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Depositary Shares

      Omnicom may offer depositary shares representing fractional shares of preferred stock. Each particular series of depositary shares will be more fully described in the prospectus supplement relating to that series of depositary shares. Depositary shares will be evidenced by depositary receipts and issued under a depositary agreement between Omnicom and a bank or trust company. You are encouraged to read the form of the depositary agreement, which will be filed as an exhibit to one of Omnicom's future SEC reports and incorporated by reference in the registration statement to which this prospectus relates.

Debt Securities

      Omnicom may offer debt securities, which are obligations of Omnicom in the form of senior or subordinated debt. Senior debt includes Omnicom's notes, debt and guarantees and any other debt for money borrowed that is not subordinated. Subordinated debt, so designated at the time it is issued, would not be entitled to interest and principal payments if interest and principal payments on the senior debt were not made.

      The senior and subordinated debt will be issued under separate indentures between Omnicom and a trustee. The indentures describe the features of the debt securities, which are summarized below under "Description of Debt Securities." You are also encouraged to read the forms of the indentures, which have been filed with the SEC and are incorporated by reference in the registration statement to which this prospectus relates. The particular terms of a series of debt securities will be described in the prospectus supplement relating to that series of debt securities.

Warrants

      Omnicom may offer warrants to purchase debt securities, preferred stock or common stock independently or together with securities. Warrants will be issued under a warrant agreement to be entered into between Omnicom and a bank or trust company. The prospectus supplement relating to the specific warrants being offered will contain the applicable warrant agreement. You are encouraged to read each form of warrant agreement, which will be filed as an exhibit to one of Omnicom's future SEC reports and incorporated by reference as an exhibit to the registration statement to which this prospectus relates.

      Warrants are securities that, when properly exercised by the holder, entitle the holder to purchase from Omnicom for cash an amount of debt securities, preferred stock or common stock. The terms of each type of warrant will be described in the prospectus supplement relating to the issue of the particular warrants.

Trust Preferred Securities and Related Guarantees


      Omnicom may offer one or more series of trust preferred securities, which would be issued by one of the Omnicom Capital Trusts. Each particular series of trust preferred securities will be more fully described in the prospectus supplement relating to the series being offered. Each series of trust preferred securities will be issued under an amended trust agreement to be entered into at the time the securities are issued. The terms of a series of trust preferred securities will include those stated in the amended trust agreement and those made a part of the amended trust agreement by the Trust Indenture Act of 1939, as amended, or the Delaware Business Trust Act. The amended trust agreement will be substantially in the form filed as an exhibit to the registration statement to which this prospectus relates, will be qualified as an indenture under the Trust Indenture Act and will be effective upon the initial issuance of the series of trust preferred securities. You are encouraged to read the form of amended trust agreement.

      Omnicom will enter into a guarantee with respect to each series of trust preferred securities under which it will irrevocably and unconditionally agree to make certain payments to the holders of that series of trust preferred securities, subject to certain subordination provisions, except that the guarantee will only apply to such payments when the trust has sufficient funds legally and immediately available to make those payments but has not made them. The form of guarantee is filed as an exhibit to the registration statement to which this prospectus relates. You are encouraged to read the form of guarantee.


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

      The proceeds from the sale of a series of trust preferred securities will be used by the trust to purchase a series of Omnicom's junior subordinated debt securities. The terms of the series of junior subordinated debt securities will mirror the terms of that series of trust preferred securities. Each series of junior subordinated debt securities will be issued under the junior subordinated debt indenture between Omnicom and a trustee. The indenture describes the features of the junior subordinated debt securities. The features of the junior subordinated debt securities are similar to the subordinated debt securities described above under "Debt Securities," with the additional features summarized below under "Description of Trust Preferred Securities -- Description of Additional Terms of Junior Subordinated Debt Securities to be Issued to the Trusts." You are also encouraged to read the form of the junior subordinated debt indenture, which has been filed as an exhibit to the registration statement to which this prospectus relates. The particular terms of a series of junior subordinated debt securities will be described in the prospectus supplement relating to that series of junior subordinated debt securities.

      The series of junior subordinated debt securities purchased with the proceeds from the sale of a series of trust preferred securities and related trust common securities by a trust will be the sole assets of the trust, and Omnicom's payments under the series of junior subordinated debt securities and the Agreement as to Expenses and Liabilities between Omnicom and the trust will be the sole revenue of the trust. If Omnicom fails to make a payment on the series of junior subordinated debt securities, the trust will not have sufficient funds to make related payments, including distributions, on the series of trust preferred securities.

      Omnicom's guarantee, when taken together with Omnicom's obligations under the junior subordinated debt securities, the related indenture and the amended trust agreement, will provide a full and unconditional guarantee on a subordinated basis by Omnicom of payments due on the trust preferred securities.

--------------------------------------------------------------------------------

                       WHERE YOU CAN FIND MORE INFORMATION

      This prospectus is a part of a registration statement filed by Omnicom and the Omnicom Capital Trusts under the Securities Act of 1933. The registration statement also includes additional information not contained in this prospectus.

      Omnicom files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document Omnicom files at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. You can also request copies of the documents, upon payment of a duplicating fee, by writing the Public Reference Section of the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. These SEC filings are also available to the public from the SEC's web site at http://www.sec.gov.

      The SEC allows Omnicom to "incorporate by reference" into this prospectus and any prospectus supplement (as well as the related registration statement) the information it files with the SEC, which means that it can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus as a legal matter. Information that Omnicom files later with the SEC will automatically update information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or the prospectus supplement. Omnicom incorporates by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934:

      o     Annual Report on Form 10-K for the year ended December 31, 1999;


      o Quarterly Report on Form 10-Q for the quarters ended March 31, 2000, June 30, 2000 and September 30, 2000; and


      o Registration Statement filed pursuant to Section 12 of the Exchange Act describing our common stock, including any amendments or reports filed for the purpose of updating such description.

      All documents Omnicom files pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the later of
(1) the completion of the offering of the securities described in this prospectus and (2) if applicable, the date the underwriters stop offering securities pursuant to this prospectus will also be incorporated by reference in this prospectus from the date of filing of such documents.

      You may request a copy of these filings, at no cost, by writing or telephoning Omnicom at the following address:

                         Barry J. Wagner
                         Secretary and General Counsel
                         Omnicom Group Inc.
                         437 Madison Avenue
                         New York, NY 10022
                         (212) 415-3600

      You should rely only on the information provided in this prospectus and the prospectus supplement, as well as the information incorporated by reference. Omnicom has not authorized anyone to provide you with different information. You should not assume that the information in this prospectus, the prospectus supplement or any documents incorporated by reference is accurate as of any date other than the date on the front of the applicable document.

                           FORWARD-LOOKING INFORMATION

      Some of the statements under "Prospectus Summary" and elsewhere in this prospectus, any accompanying prospectus supplement and any documents incorporated by reference constitute forward-looking statements. These statements relate to future events or Omnicom's future financial performance and involve known and unknown risks, uncertainties and other factors that may cause Omnicom's or its industry's actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by any forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "could," "would," "should," "expect," "plan," "anticipate," "intend," "believe," "estimate," "predict," "potential" or "continue" or the negative of those terms or other comparable terminology. These statements are only predictions. Actual events or results may differ materially. Moreover, Omnicom and the

Omnicom Capital Trusts do not, nor does any other person, assume responsibility for the accuracy and completeness of those statements. Omnicom and the Omnicom Capital Trusts have no duty to update any of the forward-looking statements after the date of this prospectus to conform them to actual results.

                               OMNICOM GROUP INC.

      Omnicom is one of the world's leading communications services companies. The communications services offered by Omnicom include advertising in various media such as television, radio, newspaper, magazines, outdoor and the internet, as well as public relations, specialty advertising, direct response and promotional marketing, strategic media planning and buying, and internet and digital media development. Operations cover the major regions of North America, the United Kingdom, Germany, France, the remainder of Continental Europe, Latin America, the Far East, Australia, the Middle East and Africa.

      The principal office of Omnicom is located at 437 Madison Avenue, New York, NY 10022, and its telephone number is (212) 415-3600.

                           THE OMNICOM CAPITAL TRUSTS

      Each of Omnicom Capital Trust I, Omnicom Capital Trust II and Omnicom Capital Trust III is a statutory business trust newly formed under Delaware law by Omnicom, as sponsor of each of the trusts, and Chase Manhattan Bank USA, National Association, as trustee in the State of Delaware pursuant to the Delaware Business Trust Act.

      The exclusive purposes of each trust are to:

      o issue two classes of trust securities, trust preferred securities and trust common securities, which together represent undivided beneficial interests in the assets of the trust;

      o invest the gross proceeds of the trust securities in Omnicom's junior subordinated debt securities;

      o     make distributions; and

      o engage in only those other activities necessary, advisable or incidental to the purposes listed above.


      Each trust's business and affairs will be conducted by its trustees, which will be appointed by Omnicom. The trustees will consist of five employees of Omnicom as administrative trustees, a financial institution unaffiliated with Omnicom as property trustee and as indenture trustee for purposes of the Trust Indenture Act, and Chase Manhattan Bank USA, National Association, as trustee in the State of Delaware for purposes of complying with Delaware laws. Each trust will exist until terminated as provided in its amended trust agreement.


      The amended trust agreement will authorize the administrative trustees to issue, on behalf of the trust, two classes of trust securities, trust preferred securities and trust common securities, each of which will have the terms described in this prospectus and in the applicable prospectus supplement. Omnicom will own, directly or indirectly, all of the trust common securities. The trust common securities will rank equally in right of payment, and payments will be made on the trust common securities proportionately with the trust preferred securities. However, if an event of default occurs and is continuing under the amended trust agreement, the rights of the holders of the trust common securities to distributions and to payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the trust preferred securities. Omnicom will acquire, directly or indirectly, trust common securities in a total liquidation amount of approximately 3% of the total capital of each of the trusts.

      The proceeds from the sale of trust preferred securities will be used by a trust to purchase Omnicom's junior subordinated debt securities. Those junior subordinated debt securities will be the sole assets of the trust, and Omnicom's payments under that series of junior subordinated debt securities and under an agreement as to expenses and liabilities between Omnicom and the trust will be the sole revenue of the trust.

      None of the trusts has any independent operations or any purpose other than as described above. Therefore, separate financial statements of each of the trusts are not included in this prospectus because they would not be material to holders of trust preferred securities. The trusts are not expected to file annual, quarterly or special reports with the SEC.

      The principal office of each of the trusts is c/o Omnicom Group Inc., 437 Madison Avenue, New York, NY 10022 and their telephone number is (212) 415-3600.

Accounting Treatment of Each Trust

      Each trust will be treated as a subsidiary of Omnicom for financial reporting purposes. Accordingly, Omnicom's consolidated financial statements will include the accounts of each trust. The trust preferred securities issued by the Omnicom Capital Trusts, along with any other trust preferred securities that Omnicom may guarantee on an equivalent basis, will be presented as a separate line item in Omnicom's consolidated balance sheets, and appropriate disclosure about the trust preferred securities, the guarantee and the junior subordinated debt securities will be included in the notes to the consolidated financial statements. Omnicom will record distributions that each trust pays on the trust preferred securities as an expense in its consolidated statement of income.

                                 USE OF PROCEEDS

      Unless otherwise specified in an applicable prospectus supplement, Omnicom will use the proceeds it receives from the sale of the offered securities for general corporate purposes, principally to:

      o     reduce its short-term indebtedness;

      o fund investments in, or extensions of credit or capital contributions to, its subsidiaries; and

      o     fund possible acquisitions.

      Proceeds may also be used for other purposes as may be stated in the applicable prospectus supplement. Net proceeds may be temporarily invested prior to use. The precise amounts and timing of the application of proceeds will depend upon the funding requirements of Omnicom and its subsidiaries at the time of issuance and the availability of other funds.

                       RATIO OF EARNINGS TO FIXED CHARGES


      The following table shows the ratio of earnings to fixed charges of Omnicom for the nine months ended September 30, 2000 and each of the five most recent fiscal years.

                                       Nine Months
                                          Ended
                                      September 30,    Year Ended December 31,
                                                    ----------------------------
                                          2000      1999  1998  1997  1996  1995
                                          ----      ----  ----  ----  ----  ----
Ratio of earnings to fixed charges ...    4.74      4.44  4.03  4.23  4.06  3.55


      The ratio of earnings to fixed charges is computed by dividing fixed charges into earnings before income taxes plus fixed charges. Fixed charges consist of interest expense and that portion of net rental expense deemed representative of interest.

                           DESCRIPTION OF COMMON STOCK

      The following briefly summarizes the material terms of Omnicom's common stock. You should read the more detailed provisions of Omnicom's certificate of incorporation for provisions that may be important to you.

      Omnicom's authorized common stock consists of 1 billion shares of common stock, par value $.15 per share, of which 176.7 million shares were outstanding as of September 30, 2000. Each holder of common stock is entitled to one vote per share for the election of directors and for all other matters to be voted on by Omnicom shareholders. Holders of common stock may not cumulate their votes in the election of directors, and are entitled to share equally in the dividends that may be declared by the board of directors, but only after payment of dividends required to be paid on any outstanding shares of preferred stock. Omnicom's shareholders elect a classified board of directors and may not remove a director except by an affirmative two-thirds vote of all outstanding voting shares. A two-thirds vote ofall outstanding voting shares is also required for Omnicom's shareholders to amend Omnicom's by-laws or certain provisions of its certificate of incorporation, and to change the number of directors comprising the full board. The board of directors has power to amend the by-laws or change the number of directors comprising the full board.

      Upon voluntary or involuntary liquidation, dissolution or winding up of Omnicom, the holders of the common stock share ratably in the assets remaining after payments to creditors and provision for the preference of any preferred stock. There are no preemptive or other subscription rights, conversion rights or redemption or scheduled installment payment provisions relating to shares of common stock. All of the outstanding shares of common stock are fully paid and nonassessable.

      The transfer agent and registrar for the common stock is ChaseMellon Shareholder Services. The common stock is listed on the New York Stock Exchange under the symbol "OMC."

                         DESCRIPTION OF PREFERRED STOCK

      The following briefly summarizes the material terms of Omnicom's preferred stock, other than pricing and related terms to be disclosed in a prospectus supplement. You should read the particular terms of any series of preferred stock offered by Omnicom which will be described in more detail in any prospectus supplement relating to such series, together with the more detailed provisions of Omnicom's certificate of incorporation and the certificate of designation relating to each particular series of preferred stock, for provisions that may be important to you. The certificate of incorporation is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part. The certificate of designation relating to the particular series of preferred stock offered by a prospectus supplement relating to the series' issue will be filed as an exhibit to one of Omnicom's future current reports and incorporated by reference in the registration statement to which this prospectus relates. The prospectus supplement will also state whether any of the terms summarized below do not apply to the series of preferred stock being offered.

      As of the date of this prospectus, Omnicom's preferred stock consists of
7.5 million shares of preferred stock, par value $1.00 per share, none of which is outstanding.

      Under Omnicom's certificate of incorporation, the board of directors of Omnicom is authorized to issue, without the approval of Omnicom's shareholders, shares of preferred stock in one or more series, and to establish from time to time a series of preferred stock having such powers, preferences, rights and limitations as the board of directors so designates.

      Prior to the issuance of any series of preferred stock, the board of directors of Omnicom will adopt resolutions creating and designating the series as a series of preferred stock and the resolutions will be filed with the New York State Secretary of State as an amendment to the certificate of incorporation.

      The resolutions of the board of directors of Omnicom providing for a series of preferred stock may include the following provisions:

      o     the title and stated value of the preferred stock;

      o the number of shares of the preferred stock offered, the liquidation preference per share and the purchase price of the preferred stock;

      o the dividend rate, period and/or payment date or method of calculation thereof applicable to the preferred stock;

      o whether dividends shall be cumulative or non-cumulative and, if cumulative, the date from which dividends on the preferred stock shall accumulate;

      o     the provisions for a sinking fund, if any, for the preferred stock;

      o the provisions for redemption, if applicable, of the preferred stock;

      o the terms and conditions, if applicable, upon which the preferred stock will be convertible into or exchangeable for other types of securities, including the conversion price (or a manner of calculation thereof) and conversion period;

      o     voting rights, if any, of the preferred stock;

      o whether interests in the preferred stock will be represented by depositary shares; and

      o any other specific terms, preferences, rights, limitations or restrictions of the preferred stock.

      The rights of holders of the preferred stock offered may be affected by the rights of holders of any shares of preferred stock that may be issued in the future. Those effects could be adverse. Shares of preferred stock issued by Omnicom may have the effect of rendering more difficult or discouraging an acquisition of Omnicom deemed undesirable by the board of directors of Omnicom.

      The preferred stock will be, when issued, fully paid and nonassessable. Holders of preferred stock will not have any preemptive or subscription rights to acquire more stock of Omnicom.

      The transfer agent, registrar, dividend disbursing agent and redemption agent for shares of each series of preferred stock will be named in the prospectus supplement relating to such series.

Rank

      Unless otherwise specified in the prospectus supplement relating to the shares of any series of preferred stock, the shares will rank on an equal basis with each other series of preferred stock and prior to the common stock as to dividends and distributions of assets.

Dividends

      Holders of each series of preferred stock will be entitled to receive cash dividends when, as and if declared by the board of directors of Omnicom out of funds legally available for dividends. The rates and dates of payment of dividends will be set forth in the prospectus supplement relating to each series of preferred stock. Dividends will be payable to holders of record of preferred stock as they appear on the books of Omnicom or, if applicable, the records of the depositary referred to below under "Description of Depositary Shares," on the record dates fixed by the board of directors. Dividends on any series of preferred stock may be cumulative or noncumulative.

Conversion and Exchange

      The prospectus supplement for any series of preferred stock will state the terms, if any, on which shares of that series are convertible into or exchangeable for other types of securities of Omnicom.

Redemption

      If so specified in the applicable prospectus supplement, a series of preferred stock may be redeemable at any time, in whole or in part, at the option of Omnicom or the holder thereof and may be mandatorily redeemed.

      Any partial redemptions of preferred stock will be made in a way that the board of directors decides is equitable.

      Unless Omnicom defaults in the payment of the redemption price, dividends will cease to accrue after the redemption date on shares of preferred stock called for redemption and all rights of holders of such shares will terminate except for the right to receive the redemption price.

Liquidation Preference

      Upon any voluntary or involuntary liquidation, dissolution or winding up of Omnicom, holders of each series of preferred stock will be entitled to receive distributions upon liquidation in the amount set forth in the prospectus supplement relating to such series of preferred stock, plus an amount equal to any accrued and unpaid dividends. Those distributions will be made before any distribution is made on any securities ranking junior relating to liquidation, including common stock.

      If the liquidation amounts payable relating to the preferred stock of any series and any other securities ranking on a parity regarding liquidation rights are not paid in full, the holders of the preferred stock of such series and such other securities will share in any such distribution of available assets of Omnicom on a ratable basis in proportion to the full liquidation preferences. Holders of preferred stock will not be entitled to any other amounts from Omnicom after they have received their full liquidation preference.

Voting Rights

      The holders of shares of preferred stock will have no voting rights, except:

      o     as otherwise stated in the prospectus supplement;

      o as otherwise stated in the certificate of designation establishing such series; or

      o     as required by applicable law.

                        DESCRIPTION OF DEPOSITARY SHARES

      The following briefly summarizes the material provisions of the depositary shares and depositary receipts, other than pricing and related terms, which will be disclosed in a prospectus supplement. You should read the particular terms of any depositary shares and any depositary receipts that are offered by Omnicom and any depositary agreement relating to a particular series of preferred stock which will be described in more detail in a prospectus supplement. The prospectus supplement will also state whether any of the generalized provisions summarized below do not apply to the depositary shares or depositary receipts being offered. A copy of the form of depositary agreement, including the form of depositary receipt, will be filed as an exhibit to one of Omnicom's future SEC reports and incorporated by reference in the registration statement to which this prospectus relates. You should read the more detailed provisions of the depositary agreement and the form of depositary receipt for provisions that may be important to you.

General

      Omnicom may, at its option, elect to offer fractional shares of preferred stock, rather than full shares of preferred stock. In that event, Omnicom will issue receipts for depositary shares, each of which will represent a fraction of a share of a particular series of preferred stock.

      The shares of any series of preferred stock represented by depositary shares will be deposited under a depositary agreement between Omnicom and a bank or trust company, as preferred stock depositary, selected by Omnicom. The preferred stock depositary must have its principal office in the United States and a combined capital and surplus of at least $150,000,000. Each owner of a depositary share will be entitled to all the rights and preferences of the underlying preferred stock, including dividend, voting, redemption, conversion and liquidation rights, in proportion to the applicable fraction of a share of preferred stock represented by the depositary share.

      The depositary shares will be evidenced by depositary receipts issued pursuant to the depositary agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock in accordance with the terms of the applicable prospectus supplement.

Dividends and Other Distributions

      The preferred stock depositary will distribute all cash dividends or other cash distributions received in respect of the deposited preferred stock to the record holders of depositary shares in proportion to the number of the depositary shares owned by such holders.

      The preferred stock depositary will distribute any property received by it other than cash to the record holders of depositary shares. If the preferred stock depositary determines that it is not feasible to make such distribution, it may, with the approval of Omnicom, sell the property and distribute the net proceeds from the sale to such holders.

Redemption

      If a series of preferred stock represented by depositary shares is to be redeemed, the depositary shares will be redeemed from the proceeds received by the preferred stock depositary resulting from the redemption, in whole or in part, of such series of preferred stock. The depositary shares will be redeemed by the preferred stock depositary at a price per depositary share equal to the applicable fraction of the redemption price per share payable in respect of the shares of preferred stock so redeemed.

Withdrawal

      Unless the related depositary shares have previously been called for redemption, any holder of depositary shares may receive the number of whole shares of the related series of preferred stock and any money or other property represented by such depositary shares after surrendering the depositary receipts evidencing such depositary shares at the corporate trust office of the preferred stock depositary. Holders of depositary shares making such withdrawals will be entitled to receive whole shares of preferred stock on the basis set forth in the related prospectus supplement for such series of preferred stock.

      However, holders of such whole shares of preferred stock will not be entitled to deposit such preferred stock under the depositary agreement or to receive depositary receipts for such preferred stock after such withdrawal. If the depositary shares surrendered by the holder in connection with such withdrawal exceed the number of depositary shares that represent the number of whole shares of preferred stock to be withdrawn, the preferred stock depositary will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares.

Voting

      Upon receipt of notice of any meeting at which the holders of any series of deposited preferred stock are entitled to vote, the preferred stock depositary will mail the information contained in the notice of meeting to the record holders of the depositary shares relating to the series of preferred stock. Each record holder of the depositary shares on the record date will be entitled to instruct the preferred stock depositary to vote the amount of the preferred stock represented by the holder's depositary shares. The preferred stock depositary will try to vote the amount of such series of preferred stock represented by such depositary shares in accordance with such instructions.

      Omnicom will agree to take all reasonable actions that the preferred stock depositary determines are necessary to enable the preferred stock depositary to vote as instructed. The preferred stock depositary will abstain from voting the shares of any series of preferred stock held by it to the extent that it does not receive specific instructions from the holders of depositary shares relating to the series of preferred stock.

Amendment and Termination of the Depositary Agreement

      The form of depositary receipt evidencing the depositary shares and any provision of the depositary agreement may at any time be amended by agreement between Omnicom and the preferred stock depositary. However, any amendment that imposes additional charges or materially and adversely alters any substantial existing right of the holders of depositary shares will not be effective unless the amendment has been approved by the holders of at least a majority of the affected depositary shares then outstanding. Every holder of an outstanding depositary receipt at the time any such amendment becomes effective, or any transferee of such holder, shall be deemed, by continuing to hold the depositary receipt, or by reason of the acquisition of the depositary receipt, to consent and agree to the amendment and to be bound by the depositary agreement, as amended. The depositary agreement may be terminated by Omnicom or the preferred stock depositary only if:

      o     all outstanding depositary shares have been redeemed; or

      o a final distribution in respect of the preferred stock has been made to the holders of depositary shares in connection with any liquidation, dissolution or winding up of Omnicom.

Charges of Preferred Stock Depositary; Taxes and Other Governmental Charges

      No fees, charges and expenses of the preferred stock depositary or any agent of the preferred stock depositary or of any registrar shall be payable by any person other than Omnicom, except for any taxes and other governmental charges and except as provided in the depositary agreement. If the preferred stock depositary incurs fees, charges or expenses for which it is not otherwise liable hereunder at the election of a holder of a depositary receipt or other person, such holder or other person will be liable for such fees, charges and expenses.

Resignation and Removal of Depositary

      The preferred stock depositary may resign at any time by delivering to Omnicom notice of its intent to do so, and Omnicom may at any time remove the preferred stock depositary. Any resignation or removal will take effect upon the appointment of, and the acceptance of the appointment by, a successor preferred stock depositary. A successor preferred stock depositary must be appointed within 60 days after delivery of the notice of resignation or removal.

Miscellaneous

      The preferred stock depositary will forward all reports and communications from Omnicom which are delivered to the preferred stock depositary and which Omnicom is required to furnish to the holders of the deposited preferred stock. The preferred stock depositary will also make all reports and communications it receives as holder of the preferred stock from Omnicom available for inspection by holders of depositary receipts at its principal office, or such other place as it deems advisable.

      Neither the preferred stock depositary nor Omnicom assumes any obligation or will be liable under the depositary agreement to holders of depositary receipts other than for its negligence or willful misconduct. Neither the preferred stock depositary nor Omnicom will be liable if it is prevented or delayed by law or any circumstances beyond its control in performing its obligations under the depositary agreement. The obligations of Omnicom and the preferred stock depositary under the depositary agreement will be limited to performance in good faith of their duties thereunder and they will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares, depositary receipts or shares of preferred stock unless satisfactory indemnity is furnished. Omnicom and the preferred stock depositary may rely upon written advice of counsel or accountants, or upon information provided by holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

                         DESCRIPTION OF DEBT SECURITIES

      The debt securities offered by this prospectus will be unsecured obligations of Omnicom and will be either senior or subordinated debt. Senior debt will be issued under a senior debt indenture. Subordinated debt will be issued under a subordinated debt indenture. These indentures are sometimes referred to in this prospectus individually as an "indenture" and collectively as the "indentures." Forms of the indentures have been filed with the SEC and are incorporated by reference in the registration statement to which this prospectus relates.

      The following briefly summarizes the material provisions of the indentures and the debt securities, other than pricing and related terms disclosed in the prospectus supplement. You should read the more detailed provisions of the applicable indenture, including the defined terms, for provisions that may be important to you. You should also read the particular terms of a series of debt securities, which will be described in the applicable prospectus supplement. Copies of the indentures may be obtained from Omnicom or the applicable trustee. So that you may easily locate the more detailed provisions, the numbers in parentheses below refer to sections in the applicable indenture or, if no indenture is specified, to sections in each of the indentures. Wherever particular sections or defined terms of the applicable indenture are referred to, the sections or defined terms are incorporated into this prospectus by reference, and the statements in this prospectus are qualified by that reference.

General

      The indentures provide that debt securities of Omnicom may be issued in one or more series, with different terms, in each case as authorized from time to time by Omnicom. Omnicom also has the right to "reopen" a previous issue of a series of debt securities by issuing additional debt securities of such series.

      Federal income tax consequences and other special considerations applicable to any debt securities issued by Omnicom at a discount will be described in the applicable prospectus supplement.

      Because Omnicom is a holding company, the claims of creditors of Omnicom's subsidiaries will have a priority over Omnicom's equity rights and the rights of Omnicom's creditors, including the holders of debt securities, to participate in the assets of the subsidiary upon the subsidiary's liquidation.

      The applicable prospectus supplement relating to any series of debt securities will describe the following terms, where applicable:

      o     the title of the debt securities;

      o     whether the debt securities will be senior or subordinated debt;

      o the percentage of the principal amount at which the debt securities will be sold and, if applicable, the method of determining the price;

      o     any limit on the aggregate principal amount of the debt securities;

      o     the maturity date or dates;

      o     the interest rate or the method of computing the interest rate;

      o the date or dates from which any interest will accrue, or how such date or dates will be determined, and the interest payment date or dates and any related record dates;

      o     the location where payments on the debt securities will be made;

      o the terms and conditions on which the debt securities may be redeemed at the option of Omnicom;

      o any obligation of Omnicom to redeem or purchase the debt securities pursuant to sinking fund provisions;

      o any obligation of Omnicom to redeem, purchase or repay the debt securities at the option of a holder upon the happening of any event and the terms and conditions of redemption, purchase or repayment;

      o if other than denominations of $1,000, the denominations in which debt securities may be issued;

      o whether the debt securities are to trade in book-entry form and the terms and any conditions for exchanging the global security in whole or in part for paper certificates;

      o if other than the principal amount, the portion of the principal amount of the debt securities payable if the maturity is accelerated;

      o the provisions relating to any security provided for the debt securities;

      o     any events of default not described in "Defaults" below;

      o the terms on which the debt securities may be exchanged or converted into common stock or preferred stock;

      o the terms on which the debt securities and any guarantees may be subordinated to other debt of Omnicom or any guarantor;

      o the form and terms of any guarantee of or security for the debt securities;

      o     the indenture trustee;

      o     any depositaries, interest rate calculation agents, or other agents;

      o any material provisions of the applicable indenture described in this prospectus that do not apply to the debt securities; and

      o     any other specific terms of the debt securities (Section 2.2).

      The terms on which a series of debt securities may be convertible into or exchangeable for common stock or preferred stock of Omnicom will be set forth in the prospectus supplement relating to such series. Such terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at the option of Omnicom. The terms may include provisions pursuant to which the number of shares of common stock or other securities of Omnicom to be received by the holders of such series of debt securities may be adjusted.

      The debt securities will be issued only in registered form. Debt securities of a series will either be global securities registered in book-entry form, or a physical (paper) certificate issued in definitive, or certificated, registered form. Procedures relating to global securities are described below under "Book-Entry Procedures and Settlement." Unless otherwise provided in the applicable prospectus supplement, debt securities denominated in

United States dollars will be issued only in denominations of $1,000 and whole multiples of $1,000 (Section 2.2). The prospectus supplement relating to offered securities denominated in a foreign or composite currency will specify the denomination of the offered securities.

      Debt securities represented by a paper certificate may be presented for exchange or transfer at the office of the relevant Registrar. Holders will not have to pay any service charge for any registration of transfer or exchange of their certificates, but Omnicom may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with such registration of transfer (Section 2.7).

      The procedures relating to the exchange and transfer of global securities are described below under "Book-Entry Procedures and Settlement."

Payment and Paying Agents

      Distributions on the debt securities other than those represented by global notes will be made in the designated currency against surrender of the debt securities at the principal office of the relevant Paying Agent. Payment will be made to the registered holder at the close of business on the record date for such payment. Interest payments will be made at the principal corporate trust office of the relevant trustee in New York City, or by a check mailed to the holder at his registered address (Exhibit A, page A-2). Payments in any other manner will be specified in the prospectus supplement.

Senior Debt

      The senior debt securities will be issued under the senior debt indenture and will rank on an equal basis with all other unsecured debt of Omnicom except subordinated debt.

Subordinated Debt

      The subordinated debt securities will be issued under the subordinated debt indenture and will rank subordinated and junior in right of payment, to the extent set forth in the subordinated debt indenture, to all senior indebtedness of Omnicom, as described below.

      If Omnicom defaults in the payment of any principal of, or premium, if any, or interest on any senior indebtedness when it becomes due and payable after any applicable grace period, then, unless and until the default is cured or waived or ceases to exist, Omnicom cannot make a payment on account of or redeem or otherwise acquire the subordinated debt securities. Nevertheless, holders of subordinated debt securities may still receive and retain:

      o securities of Omnicom or any other corporation provided for by a plan of reorganization or readjustment that are subordinate, at least to the same extent that the subordinated debt securities are subordinated to senior indebtedness; and

      o     payments made from a defeasance trust as described below.

      If there is any insolvency, bankruptcy, liquidation or other similar proceeding relating to Omnicom, its creditors or its property, then all senior indebtedness must be paid in full before any payment may be made to any holders of subordinated debt securities. Holders of subordinated debt securities must return and deliver any payments received by them, other than in a plan of reorganization or through a defeasance trust as described below, directly to the holders of senior indebtedness until all senior indebtedness is paid in full (Subordinated Debt Indenture, Section 4.2).

      For purposes of the subordinated debt securities, senior indebtedness means:

      (1) the principal, premium, if any, and interest in respect of indebtedness of Omnicom for money borrowed;

      (2) the principal, premium, if any, and interest in respect of indebtedness evidenced by securities, notes, debentures, bonds or other similar instruments issued by Omnicom, including the senior debt securities;

      (3)   all capital lease obligations of Omnicom;

      (4) all obligations of the type referred to in clauses (1) or (2) of other persons or all lease obligations of others of the type referred to in clause (3) assumed by or guaranteed by Omnicom or in effect guaranteed by Omnicom through an agreement to purchase, contingent or otherwise; and

      (5) all renewals, extensions or refundings of indebtedness of the type referred in clauses (1), (2) or (4) and all renewals or extensions of leases of the type referred to in clauses (3) or (4);

      but senior indebtedness does not include:

      (a) any indebtedness or lease obligation that by its terms is subordinated to, or ranks on an equal basis with, subordinated debt securities;

      (b)   subordinated debt securities;

      (c) any indebtedness or lease obligation of Omnicom to any majority-owned subsidiary;

      (d)   Omnicom's 4 1/4% Convertible Subordinated Debentures due 2007; and

      (e)   Omnicom's 2 1/4% Convertible Subordinated Debentures due 2013.

      The subordinated indenture does not limit the amount of senior indebtedness that Omnicom may issue.

Covenants

      The senior debt indenture provides that as long as any of the senior debt securities are outstanding (unless provision has been made for the payment of all amounts due or to become due thereon in accordance with the terms of the senior debt indenture), Omnicom undertakes not to grant any security interest in any or all of its present or future assets to secure any other indebtedness of Omnicom for borrowed money represented by notes, bonds, debentures or other debt securities, ranking senior to or on a parity with the senior debt securities, issued pursuant to a distribution (1) in an underwritten public offering registered under the Securities Act or (2) in an underwritten offering to institutional investors pursuant to Rule 144A without at the same time securing all outstanding senior debt securities equally and ratably with such securities (Senior Debt Indenture, Section 4.7). The subordinated debt indenture does not contain a similar provision.

      Limitations on Mergers and Sales of Assets. The indentures provide that Omnicom will not merge or consolidate with another corporation or sell or lease all or substantially all its assets to another corporation, or purchase all or substantially all the assets of another corporation, unless:


      o either (1) Omnicom is the continuing corporation or (2) the successor corporation, if other than Omnicom, expressly assumes the obligations evidenced by the securities issued pursuant to the indenture and


      o immediately prior to and after the transaction, there would not be any events of default in the performance of any covenant or condition of the indenture (Senior Debt Indenture, Section 5.1; Subordinated Debt Indenture, Section 6.1).

      After the transaction, the successor corporation, if other than Omnicom, shall be substituted under the indenture. Omnicom will not, however, be released from its obligations to pay the principal of and interest on the debt securities (Senior Debt Indenture, Section 5.2; Subordinated Debt Indenture, Section 6.2).

      The indentures do not contain any covenants or provisions that would protect holders of the debt securities in the event of a highly leveraged transaction.

Modification of the Indentures

      Under the indentures, Omnicom and the relevant trustee can enter into supplemental indentures without obtaining the consent of any holder of debt securities:

      o     to cure any ambiguity, defect or inconsistency;

      o to comply with the indenture's provisions regarding successor corporations;

      o to comply with any requirements of the SEC in connection with the qualification of the indenture under the Trust Indenture Act;

      o to provide for global securities in addition to or in place of certificated debt securities;

      o to add to, change or eliminate any of the provisions of the indenture with respect to any series of debt securities; although no such addition, change or elimination may apply to any series of debt security created prior to the execution of such amendment and entitled to the benefit of such provision, nor may any such amendment modify the rights of a holder of any such debt security with respect to such provision, unless the amendment becomes effective only when there is no outstanding debt security of any series created prior to such amendment and entitled to the benefit of such provision;

      o to make any change that does not adversely affect in any material respect the interest of any holder; or

      o to establish additional series of debt securities as permitted by the indenture.


      Omnicom and the trustee may, with the consent of the holders of at least a majority in aggregate principal amount of the senior or subordinated debt securities of a series, modify the applicable indenture or the rights of the holders of the securities of the series to be affected. No such modification may, without the consent of the holder of each security affected:


      o reduce the percentage of securities whose holders need to consent to the modification;

      o reduce the rate or change the time of payment of interest on the securities;

      o reduce the principal amount of or the premium, if any, on the securities;

      o     change the fixed maturity of any of the securities;

      o reduce the amount of, or postpone the date fixed for, the payment of any sinking fund;

      o reduce the principal amount payable upon acceleration of the maturity of any securities issued originally at a discount;


      o waive a default in the payment of the principal amount of, the premium, if any, or any interest on the securities;


      o     change the currency in which any of the securities are payable;

      o impair the right to sue for the enforcement of any payment on or after the maturity of the securities; or

      o waive a redemption payment with respect to the securities (Senior Debt Indenture, Sections 9.2 and 9.3; Subordinated Debt Indenture, Sections 10.2 and 10.3).

Defaults

      Each indenture provides that events of default regarding any series of debt securities will be:

      o failure to pay required interest on any debt security of such series for 30 days;

      o failure to pay principal, other than a scheduled installment payment, or premium, if any, on any debt security of the series when due;

      o failure to make any required deposit of any sinking fund payment when due;

      o failure to perform for 45 days after notice any other covenant in the relevant indenture (other than a covenant included in the relevant indenture solely for the benefit of a series of debt securities other than such series);

      o certain events of bankruptcy or insolvency, whether voluntary or not; or

      o any other event of default described in the prospectus supplement of such series of debt securities (Senior Debt Indenture, Section 6.1; Subordinated Debt Indenture, Section 7.1).

      If an event of default regarding debt securities of any series issued under the indentures should occur and be continuing, either the trustee or the holders of 25% in the principal amount of outstanding debt securities of such series may declare each debt security of that series due and payable (Senior Debt Indenture, Section 6.2; Subordinated Debt Indenture, Section 7.2). Omnicom is required to file annually with the trustee a statement of an officer as to the fulfillment by Omnicom of its obligations under the indenture during the preceding year (Senior Debt Indenture, Section 4.3; Subordinated Debt Indenture,
Section 5.3).

      Holders of a majority in principal amount of the outstanding debt securities of any series will be entitled to control certain actions of the trustee under the indentures. Holders of a majority in principal amount of the outstanding debt securities of any series also will be entitled to waive past defaults regarding the series, except for a default in payment of principal, premium or interest or a default in a covenant or provision which may not be modified or amended without the consent of each holder of a debt security of the affected series. (Senior Debt Indenture, Sections 6.12 and 6.13; Subordinated Debt Indenture, Sections 7.12 and 7.13). The trustee generally may not be ordered or directed by any of the holders of debt securities to take any action, unless one or more of the holders shall have offered to the trustee reasonable security or indemnity.

      If an event of default occurs and is continuing regarding a series of debt securities, the trustee may use any sums that it holds under the relevant indenture for its own reasonable compensation and expenses incurred prior to paying the holders of debt securities of such series (Senior Debt Indenture, Section 6.6; Subordinated Debt Indenture, Section 7.6).

      Before any holder of any series of debt securities may institute action for any remedy, except payment on the holder's debt security when due, the holders of not less than 25% in principal amount of the debt securities of that series outstanding must request the trustee to take action. Holders must also offer and give the satisfactory security and indemnity against liabilities incurred by the trustee for taking such action (Senior Debt Indenture, Section 6.7; Subordinated Debt Indenture, Section 7.7).

Defeasance

      Each indenture provides that Omnicom may specify with respect to any series of debt securities that after Omnicom has deposited with the trustee, cash or government securities, in trust for the benefit of the holders sufficient to pay the principal of, premium, if any, and interest on and any mandatory sinking fund payments in respect of the debt securities of such series when due, then Omnicom:

      o will be deemed to have paid and satisfied its obligations on all outstanding debt securities of such series, which is known as "defeasance and discharge"; or

      o will cease to be under any obligation, other than to pay when due the principal of, premium, if any, and interest on and any mandatory sinking fund payments in respect of such debt securities, relating to the debt securities of such series, which is known as "covenant defeasance."

      In each case, Omnicom must also deliver to the trustee an opinion of counsel to the effect that the holders of the debt securities of such series will have no federal income tax consequences as a result of such deposit.

      When there is a defeasance and discharge, (1) the indenture will no longer govern the debt securities of such series, (2) Omnicom will no longer be liable for payment, and (3) the holders of the debt securities will be entitled only to the deposited funds. When there is a covenant defeasance, however, Omnicom will continue to be obligated to make payments when due if the deposited funds are not sufficient.

Concerning the Trustees

      The trustees may engage in transactions with, or perform services for, Omnicom and affiliates of Omnicom in the ordinary course of business. The trustee will perform only those duties that are specifically set forth in each indenture unless an event of default under the indenture occurs and is continuing. In case an event of default occurs and is continuing, the trustee will exercise the same degree of care and skill as a prudent individual would exercise in the conduct of his or her own affairs (Section 7.1).

Applicable Law

      The debt securities and the indentures will be governed by and construed in accordance with the laws of the State of New York.

                             DESCRIPTION OF WARRANTS

      The following briefly summarizes the material terms and provisions of the warrants to purchase debt securities, preferred stock or common stock, other than pricing and related terms which will be disclosed in a prospectus supplement. You should read the particular terms of the warrants that are offered by Omnicom, which will be described in more detail in a prospectus supplement. The prospectus supplement will also state whether any of the general provisions summarized below do not apply to the warrants being offered. A copy of each form of warrant agreement, including the form of certificate that will represent a particular warrant, will be filed as an exhibit to one of Omnicom's future SEC reports and incorporated by reference in the registration statement to which this prospectus relates. You should read the more detailed provisions of the specific warrant agreement and the warrant certificate for provisions that may be important to you.

      Warrants may be issued independently or together with debt securities, preferred stock or common stock, as applicable, and may be attached to or separate from any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between Omnicom and a bank or trust company, as warrant agent. A single bank or trust company may act as warrant agent for more than one series of warrants. The warrant agent will act solely as the agent of Omnicom under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust for or with any owners of such warrants.

Debt Warrants

      The applicable prospectus supplement will describe the terms of debt warrants offered, the debt warrant agreement relating to such debt warrants and the debt warrant certificates representing such debt warrants, including the following:

      o     the title of the debt warrants;

      o     the aggregate number of the debt warrants;

      o     the price or prices at which the debt warrants will be issued;

      o the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of the debt warrants, and the procedures and conditions relating to the exercise of the debt warrants;

      o the designation and terms of any related debt securities with which the debt warrants are issued, and the number of the debt warrants issued with each security;

      o if applicable, the date on and after which the debt warrants and the related debt securities will be separately transferable;

      o the principal amount of debt securities purchasable upon exercise of each debt warrant, and the price at which such principal amount of debt securities may be purchased upon exercise of the warrant;

      o the date on which the right to exercise the warrants shall commence, and the date on which the right shall expire;

      o the maximum or minimum number of debt warrants which may be exercised at any time;

      o a discussion of the material United States federal income tax considerations applicable to the exercise of the debt warrants; and

      o any other terms of the debt warrants and terms, procedures and limitations relating to the exercise of the debt warrants.

      Debt warrant certificates will be exchangeable for new debt warrant certificates of different denominations, and debt warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Prior to the exercise of their debt warrants, holders of debt warrants will not have any of the rights of holders of the securities purchasable upon exercise and will not be entitled to payments of principal of (or premium, if any) or interest, if any, on the securities purchasable upon exercise.

Preferred Stock Warrants and Common Stock Warrants

      The applicable prospectus supplement will describe the terms of preferred stock warrants or common stock warrants offered, the stock warrant agreement relating to the preferred stock warrants or the common stock warrants, and the preferred stock warrant certificates or the common stock warrant certificates representing the preferred stock warrants or the common stock warrants, as applicable, including the following:

      o     the title of the warrants;

      o     the securities for which the warrants are exercisable;

      o     the price or prices at which the warrants will be issued;

      o the number of warrants issued with each share of preferred stock or common stock;

      o any provisions for adjustment of the number or amount of shares of preferred stock or common stock receivable upon exercise of the warrants or the exercise price of the warrants;

      o if applicable, the date on and after which the warrants and the related preferred stock or common stock will be separately transferable;

      o the date on which the right to exercise the warrants shall commence, and the date on which the right shall expire;

      o the maximum or minimum number of warrants which may be exercised at any time;

      o if applicable, a discussion of the material United States federal income tax considerations applicable to the exercise of the warrants; and

      o any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Exercise Of Warrants

      Each warrant entitles the holder to purchase for cash the principal amount of debt securities or shares of preferred stock or common stock at the exercise price set forth in the prospectus supplement relating to the offered warrants.

      The prospectus supplement for the offered warrants will describe the procedures for exercising the warrants and will set forth the expiration date of the warrants. Upon exercise of the warrants, Omnicom will forward the debt securities or shares of preferred stock or common stock purchased. If less than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the prospectus supplement for the offered warrants. After the close of business on the expiration date, unexercised warrants will become void.

        DESCRIPTION OF TRUST PREFERRED SECURITIES AND RELATED GUARANTEES


      The following briefly summarizes the general provisions of the trust preferred securities and related guarantees. You should read the particular terms of any series of trust preferred securities that are offered, which will be described in more detail in a prospectus supplement. The prospectus supplement will also state whether any of the general provisions summarized below do not apply to the series of trust preferred securities being offered. The terms of the series of trust preferred securities will include those stated in the amended trust agreement and those made part of the amended trust agreement by the Trust Indenture Act or the Delaware Business Trust Act. You should read the more detailed provisions of the amended trust agreement for provisions that may be important to you. So that you may more easily locate the more detailed provisions, the numbers in parentheses below refer to sections in the amended trust agreement. Wherever particular sections or defined terms are referred to, the sections or defined terms are incorporated into this prospectus by reference and the statements in this prospectus are qualified by that reference. References to "trust securities" below include trust preferred securities and trust common securities, collectively.


General

      Each trust may issue only one series of trust preferred securities, and will use the proceeds of sale to purchase junior subordinated debt securities of Omnicom. See "Description of Additional Terms of Junior Subordinated Debt Securities to be Issued to the Trusts" below. The applicable prospectus supplement relating to any series of trust preferred securities will describe the following terms, where applicable:

      o     the name of the trust preferred securities;

      o the liquidation amount and number of trust preferred securities issued;

      o the annual distribution rate or rates or method of determining the rate or rates, the payment date or dates and the record dates used to determine the holders who are to receive distributions;

      o     the date from which distributions will be cumulative;

      o the optional redemption provisions, if any, including the prices, time periods and other terms and conditions on which the trust preferred securities will be purchased or redeemed, in whole or in part;

      o the terms and conditions, if any, upon which the junior subordinated debt securities and the related guarantee may be distributed to holders of those trust preferred securities and trust common securities;

      o any securities exchange on which the trust preferred securities will be listed;

      o whether the trust preferred securities are to be issued in book-entry form and represented by one or more global certificates, and if so, the depositary for those global certificates and the specific terms of the depositary arrangements;

      o whether the trust preferred securities or related junior subordinated debt securities may be converted into or exchanged for common stock or other securities; and

      o any other relevant rights, preferences, privileges, limitations or restrictions of the trust preferred securities (Article 7).

      The interest rate and interest and other payment dates of each series of junior subordinated debt securities issued to a trust will correspond to the rate at which distributions will be paid and the distribution and other payment dates of the trust preferred securities of that trust. Holders of trust preferred securities will have no preemptive or similar rights (Section 7.1).

Distributions

      Distributions on the trust preferred securities will be made on the dates payable to the extent that the trust has funds available for the payment of distributions in the property account. The trust's funds available for distribution to the holders of the trust securities will be limited to payments received from Omnicom on the junior subordinated debt securities issued to the trust in connection with the issuance of the trust preferred securities. Omnicom has guaranteed the payment of distributions out of monies held by the trust to the extent set forth under "Description of the Guarantee" below.


      Distributions on the trust preferred securities will be payable to the holders named on the securities register of the trust at the close of business on the relevant record dates, which, as long as the trust preferred securities remain in book-entry only form, will be one business day prior to the relevant payment dates. Distributions will be paid through the property trustee who will hold amounts received in respect of the junior subordinated debt securities in the property account for the benefit of the holders of the trust securities. In the event that the trust preferred securities do not continue to remain in book-entry only form, the administrative trustees will have the right to select relevant record dates, which will be at least 15 days prior to the relevant payment dates. In the event that any date on which distributions are to be made on the trust preferred securities is not a business day, then payment of the distributions payable on that date will be made on the next succeeding day which is a business day and without any interest or other payment in respect of that delay, except that, if that business day is in the next succeeding calendar year, the payment will be made on the immediately preceding business day, in each case with the same force and effect as if made on the payment date (Section 7.2).


Deferral of Distributions

      Omnicom has the right under the junior subordinated debt indenture to defer payments of interest on the junior subordinated debt securities by extending the interest payment period from time to time on the junior subordinated debt securities. As a consequence of Omnicom's extension of the interest payment period on junior subordinated debt securities held by a trust, distributions on the trust preferred securities would be deferred during any such extended interest payment period. The administrative trustees will give the holders of the trust preferred securities notice of an extension period upon their receipt of notice from Omnicom. If distributions are deferred, the deferred distributions and accrued interest will be paid to holders of record of the trust preferred securities as they appear on the books and records of the trust on the record date next following the termination of the deferral period. See "Description of Additional Terms of Junior Subordinated Debt Securities to be Issued to the Trusts" below for more information on Omnicom's right to defer interest payments.

Mandatory Redemption

      The trust preferred securities have no stated maturity date, but will be redeemed upon the maturity of the junior subordinated debt securities issued to the trust in connection with the issuance of the trust preferred securities or to the extent the junior subordinated debt securities are redeemed prior to maturity. The junior subordinated debt securities will mature on the date specified in the applicable prospectus supplement. The junior subordinated debt securities may be redeemed at the option of Omnicom, to the extent specified in the applicable prospectus supplement and may also be redeemed at any time, in whole although not in part, in certain circumstances upon the occurrence of a tax event or an investment company event as described under "Special Event Redemption" below.


      Upon maturity of the junior subordinated debt securities, the proceeds of their repayment shall simultaneously be applied to redeem all outstanding trust securities at the redemption price. Upon the redemption of the junior subordinated debt securities, either at the option of Omnicom or pursuant to a tax event or investment company event, the trust will use the cash it receives upon redemption to redeem trust securities having an aggregate principal amount equal to the aggregate principal amount of the junior subordinated debt securities so redeemed at the redemption price. Before such redemption, holders of trust securities will be given not less than 30 nor more than 60 days' notice. In the event that fewer than all of the outstanding trust securities are to be redeemed, the trust securities will be redeemed proportionately (Section 7.3).


Special Event Redemption

      Both a tax event and an investment company act event constitute special events for purposes of the redemption provisions described above.

      A tax event means that the administrative trustees have received an opinion of tax counsel to the effect that, as a result of any amendment to, change or announced proposed change in, the laws or regulations of the United States or any of its political subdivisions or taxing authorities, there is more than an insubstantial risk that:

      o the trust is or within 90 days would be subject to U.S. federal income tax with respect to income accrued or received on the junior subordinated debt securities;

      o interest payable to the trust on the junior subordinated debt securities is not or within 90 days would not be deductible, in whole or in part, by Omnicom for U.S. federal income tax purposes; or


      o the trust is or within 90 days would be subject to a more than a de minimis amount of other taxes, duties or other governmental charges.

      An investment company event means that the administrative trustees have received an opinion of counsel to the effect that, as a result of an amendment to or change in the law or regulation, there is more than an insubstantial risk that the trust is or will be considered an investment company and be required to be registered under the Investment Company Act (Section 1.1).


Redemption Procedures

      A trust may not redeem fewer than all of the outstanding trust securities unless all accrued and unpaid distributions have been paid on all trust securities for all distribution periods terminating on or prior to the date of redemption. If fewer than all of the outstanding trust securities are to be redeemed, the trust securities will be redeemed proportionately.


      If (1) a trust gives a notice of redemption of trust securities (which notice may not be conditional) and (2) if Omnicom has paid to the property trustee a sufficient amount of cash in connection with the related redemption or maturity of the junior subordinated debt securities, then on or before the redemption date, the property trustee will deposit with the paying agent funds sufficient to pay the applicable redemption price. Upon surrender of the trust securities to the paying agent, the holders of the trust securities will be paid the applicable redemption price plus accrued distributions.

      Once notice of redemption is given, distributions will cease to accrue and all rights of holders of trust preferred securities called for redemption will cease, except the right of the holders to receive the redemption price plus accrued distributions. If any redemption date is not a business day, then payment of the redemption price payable on such date will be made on the next succeeding day that is a business day, without any interest or other payment in respect of any such delay. However, if such business day falls in the next calendar year, such payment will be made on the immediately preceding business day.

      Omnicom or its subsidiaries may, at any time, and from time to time, purchase outstanding trust securities by tender, in the open market or by private agreement (Section 7.4).


Conversion or Exchange Rights


      The terms on which the trust preferred securities or related junior subordinated debt securities will be convertible into or exchangeable for Omnicom common stock or other securities will be set forth in the applicable prospectus supplement. Those terms, if applicable, will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at Omnicom's option, and may include provisions under which the number of shares of Omnicom common stock or other securities to be received by the holders of trust preferred securities or related junior subordinated debt securities would be subject to adjustment.


Dissolution

      Each amended trust agreement will state that the trust will be dissolved:

      o     upon Omnicom's bankruptcy;

      o upon the filing of a certificate of dissolution or its equivalent with respect to Omnicom;

      o upon obtaining the consent of at least a majority in liquidation amount of the trust securities, voting together as a single class;


      o 90 days after the revocation of Omnicom's charter, but only if the charter is not reinstated during that 90-day period;


      o upon entry of a court order for the dissolution of Omnicom or the trust;

      o     upon the redemption of all of the trust securities;

      o upon the distribution of the related junior subordinated debt securities directly to the holders of the trust securities; or

      o if prior to the issuance of the trust securities, when Omnicom and the administrative trustees have consented to dissolution of the trust (Section 8.1).

In the event of a dissolution, after the trust pays all amounts owed to creditors, the holders of the trust securities will be entitled to receive:

      o cash equal to the total liquidation amount of each trust security specified in the applicable prospectus supplement, plus accumulated and unpaid distributions to the date of payment; or

      o junior subordinated debt securities in a total principal amount equal to the total liquidation amount of the trust securities.


      If the trust cannot pay the full amount due on its trust securities because insufficient assets are available for payment, then the amounts payable by the trust on its trust securities will be paid proportionately. However, if an event of default under the related amended trust agreement occurs, the total amounts due on the trust preferred securities will be paid before any distribution on the trust common securities (Section 8.2).

Distribution of Junior Subordinated Debt Securities


      Omnicom will have the right at any time to dissolve a trust and, after satisfaction of the liabilities of creditors of the trust as provided by applicable law, to cause junior subordinated debt securities issued to the trust to be distributed to the holders of the trust securities in a total stated principal amount equal to the total stated liquidation amount of the trust securities then outstanding. The right to dissolve the trust and distribute the junior subordinated debt securities will be conditioned on Omnicom's receipt of an opinion rendered by tax counsel that the distribution would not result in the recognition of gain or loss for federal income tax purposes by the holders (Section 8.1).


Trust Enforcement Events

      Upon the occurrence of a trust enforcement event, the property trustee, as the sole holder of the junior subordinated debt securities, will have the right under the junior subordinated debt indenture to declare the principal of, interest and premium, if any, on the junior subordinated debt securities to be immediately due and payable.

      An event of default under the junior subordinated debt indenture will be a trust enforcement event under the amended trust agreement. See "Description of Additional Terms of Junior Subordinated Debt Securities to be Issued to the Trusts."


      Under the amended trust agreement, until all trust enforcement events with respect to the trust preferred securities have been cured, waived or otherwise eliminated, the holder of the trust common securities will be deemed to have waived any trust enforcement event with respect to the trust common securities, the property trustee will be deemed to be acting solely on behalf of the holders of the trust preferred securities and only the holders of the trust preferred securities will have the right to direct the property trustee with respect to certain matters under the amended trust agreement and the junior subordinated debt indenture. In the event that any trust enforcement event with respect to the trust preferred securities is waived by the holders of the trust preferred securities as provided in the amended trust agreement, under the amended trust agreement the holder of trust common securities has agreed that the waiver also constitutes a waiver of the trust enforcement event with respect to the trust common securities for all purposes under the amended trust agreement without any further act, vote or consent of the holder of trust common securities (Section 2.6).

      Omnicom and the administrative trustees must file with the property trustee a certificate evidencing compliance with all the applicable conditions and covenants under the amended trust agreement (Section 2.4).

      If a property trustee fails to enforce its rights under the amended trust agreement or the junior subordinated debt indenture to the fullest extent permitted by law and, subject to the terms of the amended trust agreement and the junior subordinated debt indenture, any holder of trust securities may sue Omnicom, or seek other remedies, to enforce the property trustee's rights under the amended trust agreement or the junior subordinated debt indenture without first instituting a legal proceeding against the property trustee or any other person (Sections 7.5 and 7.6). If a trust enforcement event occurs and is continuing as a result of Omnicom's failure to pay the principal of or interest or premium, if any, on the junior subordinated debt securities when payable, then a holder of the trust preferred securities may directly sue Omnicom or seek other remedies, to collect its proportionate share of payments owed (Section 7.5). See "Relationship Among the Trust Preferred Securities, the Guarantees and the Junior Subordinated Debt Securities Held By The Trust" below.


Removal and Replacement of Trustees


      Once trust securities have been issued, the number of trustees may be increased or decreased by a majority in liquidation amount of the trust common securities and only the holder of trust common securities has the right to remove or replace the trustees of the trust, except that while an event of default in respect of the junior subordinated debt securities has occurred or is continuing, the holders of a majority of the trust preferred securities will have this right. The resignation or removal of any property or Delaware trustee and the appointment of a successor property or Delaware trustee will be effective only on the acceptance of appointment by the successor property or Delaware trustee in accordance with the provisions of the amended trust agreement. The resignation of an administrative trustee is effective upon delivery of notice of resignation (Sections 6.1 and 6.6).


Mergers and Sales of Assets


      A trust may not consolidate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other trust entity (each, a merger event), except as described below. A trust may, with the consent of a majority of its administrative trustees and without the consent of the holders of its trust securities, consolidate, merge with or into, or be replaced by another trust, provided that:

      o the successor entity either (1) assumes all of the obligations of the trust relating to its trust securities or (2) substitutes other securities for the trust preferred securities that are substantially similar to the trust preferred securities, so long as the successor securities rank the same as the trust preferred securities for distributions and payments upon liquidation, redemption and otherwise;

      o Omnicom appoints a trustee of the successor entity who has the same powers and duties as the property trustee of the trust, as the holder of the junior subordinated debt securities;


      o the trust preferred securities are listed, or any successor securities will be listed, upon notice of issuance, on the same securities exchange or other organization that the trust preferred securities are then listed;

      o the merger event does not cause the trust preferred securities or successor securities to be downgraded by any nationally recognized rating agency;

      o the merger event does not adversely affect the rights, preferences and privileges of the holders of the trust securities or successor securities in any material way, other than with respect to any dilution of the holders' interest in the new entity;

      o     the successor entity has a purpose identical to that of the trust;


      o prior to the merger event, Omnicom has received an opinion of counsel stating that (1) the merger event does not adversely affect the rights of the holders of the trust preferred securities or any successor securities in any material way, other than with respect to any dilution of the holders' interest in the new entity, (2) following the merger event, neither the trust nor the successor entity will be required to register as an investment company under the Investment

            Company Act, and (3) following the merger event the trust or the successor entity will continue to be classified as a grantor trust for U.S. federal income tax purposes;

      o Omnicom owns all of the trust common securities and guarantees the obligations of the successor entity under the successor securities in the same manner as in the guarantee; and

      o the successor entity assumes all of the obligations of the trust with respect to the trustees (Section 3.15).

      In addition, unless all of the holders of the trust preferred securities and trust common securities approve otherwise, the trust will not consolidate, merge with or into, or be replaced by any other entity or permit any other entity to consolidate, merge with or into, or replace it, if, in the opinion of tax counsel, the transaction would cause the trust or the successor entity to be classified other than as a grantor trust for U.S. federal income tax purposes and would cause the holders of the trust securities not to be treated as owning an undivided interest in the junior subordinated debt securities (Section 3.15).


Voting Rights; Amendment of Amended Trust Agreement


      The holders of trust securities have no voting rights except as discussed under "Removal and Replacement of Trustees" and "Mergers and Sales of Assets" above and "Description of the Guarantee--Amendments" below and as otherwise required by law and the amended trust agreement.

      The amended trust agreement may be amended if approved by Omnicom, a majority of the administrative trustees of the trust, the property trustee and the Delaware trustee, if the amendment affects the rights of the Delaware trustee. However, if any proposed amendment provides for:


      o any action that would adversely affect the powers, preferences or special rights of the trust securities, whether by way of amendment to the amended trust agreement or otherwise; or

      o the dissolution, winding-up or termination of the trust other than under the terms of its amended trust agreement;


then the holders of the trust securities as a single class will be entitled to vote on the amendment. In that case, the amendment will only be effective if approved by at least a majority in liquidation amount of the trust securities affected by the amendment. However, if any proposed amendment would adversely affect only the trust preferred securities or the trust common securities, then only the affected class will be entitled to vote on the amendment (Section 11.1).

      In addition, if any purposed amendment provides for:

      o any action that would change the amount or timing of any distribution of the trust securities or otherwise adversely affect the amount of any distribution required to be made in respect of the trust securities on a specified date; or

      o any action that would restrict the right of a holder of trust securities to institute suit for the enforcement of payment of the distribution on or after the specified date;

then the holders of trust securities as a single class will be entitled to vote on the amendment. In that case, the amendment will only be effective if approved by each holder of trust securities affected by the amendment (Section 11.1).

      No amendment may be made to an amended trust agreement if that amendment would:


      o cause the trust to be characterized as other than a grantor trust for U.S. federal income tax purposes;

      o reduce or otherwise adversely affect the powers of the property trustee; or

      o cause the trust to be deemed to be an investment company which is required to be registered under the Investment Company Act (Section 11.1).

      As described in the form of amended trust agreement, the administrative trustees may hold a meeting to have holders of trust securities vote on an amendment or have them approve an amendment by written consent (Section 11.2).


      If a vote by the holders of trust preferred securities is taken or a consent is obtained, any trust preferred securities owned by Omnicom or its affiliates will, for purposes of the vote or consent, be treated as if they were not outstanding, which will have the following consequences:

      o Omnicom and any of its affiliates will not be able to vote on or consent to matters requiring the vote or consent of holders of trust preferred securities; and

      o any trust preferred securities owned by Omnicom or any of its affiliates will not be counted in determining whether the required percentage of votes or consents has been obtained (Section 7.5).


      The holders of a majority of the total liquidation amount of each of the trust preferred securities and the trust common securities have the right to:


      o direct the time, method and place of conducting any proceeding for any remedy available to the property trustee; or

      o direct the exercise of any trust or power conferred upon the property trustee under the amended trust agreement, including the right to direct the property trustee, as the holder of the junior subordinated debt securities, to

            o exercise the remedies available under the junior subordinated debt indenture with respect to the junior subordinated debt securities;

            o consent to any amendment or modification of the junior subordinated indenture of the junior subordinated debt securities; or

            o waive any event of default under the junior subordinated debt indenture that is waivable (Sections 7.5 and 7.6).

      However, the holders of a majority of the total liquidation amount of the trust common securities can exercise the foregoing rights only after all trust enforcement events with respect to the trust preferred securities have been cured, waived or otherwise eliminated (Section 7.6). In addition, before taking any of the foregoing actions, the property trustee must obtain an opinion of tax counsel stating that, as a result of that action, the trust will continue to be classified as a grantor trust for U.S. federal income tax purposes and that each holder of trust securities will be treated as owning an undivided beneficial ownership interest in junior subordinated debt securities (Sections 7.5 and 7.6).


Information Concerning the Property Trustee


      For matters relating to compliance with the Trust Indenture Act, the property trustee will have all of the duties and responsibilities of an indenture trustee under the Trust Indenture Act. The property trustee, other than during the occurrence and continuance of a trust enforcement event, undertakes to perform only the duties that are specifically described in the amended trust agreement and, upon a trust enforcement event, must use the same degree of care and skill as a prudent man would exercise or use in the conduct of his own affairs (Section 3.9). Subject to this provision, the property trustee is under no obligation to exercise any of the powers given it by the applicable amended trust agreement at the request of any holder of trust preferred securities unless it is offered reasonable security or indemnity against the costs, expenses and liabilities that it might incur (Section 3.10).


Information Concerning the Administrative Trustees


      The administrative trustees are authorized and directed to conduct the affairs of and, among other things, to operate the trust in a way that:


      o will not cause it to be deemed to be an investment company required to be registered under the Investment Company Act;

      o will cause it to be classified as a grantor trust for U.S. federal income tax purposes; and

      o will cause the junior subordinated debt securities it holds to be treated as Omnicom's indebtedness for U.S. federal income tax purposes.

      The administrative trustees are authorized to take any action, so long as it is consistent with applicable law, the certificate of trust and the amended trust agreement, that they determine to be necessary or desirable for those purposes (Section 3.6).


Description of the Guarantees

      Omnicom will execute a guarantee for the benefit of the holders of each series of trust preferred securities. Each trust guarantee will be qualified as an indenture under the Trust Indenture Act. The prospectus supplement with respect to the trust preferred securities will identify the guarantee trustee. The terms of the guarantee will be those set forth in the guarantee and those made part of the guarantee by the Trust Indenture Act. The guarantee trustee will hold each guarantee for the benefit of the holders of the trust preferred securities to which it relates.

      The following briefly summarizes the material terms and provisions of the guarantee. The form of guarantee is filed as an exhibit to the registration statement to which this prospectus relates. You should read the more detailed provisions of the specific guarantee for provisions that may be important to you. So that you may easily locate the more detailed provisions, the numbers in parentheses below refer to sections in the guarantee. Wherever particular sections or defined terms of the guarantee are referred to, such sections or defined terms are incorporated into this prospectus by reference, and the statements in this prospectus are qualified by that reference.

General

      Omnicom will irrevocably and unconditionally agree under each guarantee to pay the guarantee payments that are set forth below, to the extent specified in that guarantee, to the holders of the trust preferred securities to which the guarantee relates, to the extent that the guarantee payments are not paid by or on behalf of the related trust. Omnicom is required to pay the guarantee payments to the extent specified in the relevant guarantee regardless of any defense, right of set-off or counterclaim that it may have or may assert against any person (Section 5.1).

      The following payments and distributions on the trust preferred securities of a trust are guarantee payments:

      o any accrued and unpaid distributions required to be paid on the trust preferred securities of the trust, but only to the extent that the trust has funds legally and immediately available for those distributions;

      o the redemption price for any trust preferred securities that the trust calls for redemption, including all accrued and unpaid distributions to the redemption date, but only to the extent that the trust has funds legally and immediately available for the payment; and

      o upon a dissolution, winding-up or termination of the trust, other than in connection with the distribution of junior subordinated debt securities to the holders of trust securities of the trust or the redemption of all the trust preferred securities of the trust, the lesser of:

            o the sum of the liquidation amount and all accrued and unpaid distributions on the trust preferred securities of the trust to the payment date, to the extent that the trust has funds legally and immediately available for the payment; and


            o the amount of assets of the trust remaining available for distribution to holders of the trust preferred securities of the trust in liquidation of the trust (Section 1.1).


      Omnicom may satisfy its obligation to make a guarantee payment by making that payment directly to the holders of the related trust preferred securities or by causing the trust to make the payment to those holders (Section 5.1).

      Each guarantee will be a full and unconditional guarantee, subject to certain subordination provisions of the guarantee payments with respect to the related trust preferred securities from the time of issuance of those trust preferred securities, except that the guarantee will only apply to the payment of distributions and other payments on the trust preferred securities when the trust has sufficient funds legally and immediately available to make those distributions or other payments.

      If Omnicom does not make the required payments on the junior subordinated debt securities that the property trustee holds under a trust, that trust will not make the related payments on its trust preferred securities.

Subordination

      Omnicom's obligations under each guarantee will be unsecured obligations of Omnicom. Those obligations will rank:

      o subordinate and junior in right of payment to all of its other liabilities, other than obligations or liabilities that rank equal in priority or subordinate by their terms;

      o equal in priority with the junior subordinated debt securities that it may issue and similar guarantees; and

      o     senior to its common stock (Section 6.2).


      Each guarantee will be a guarantee of payment and not of collection. This means that the guaranteed party may institute a legal proceeding directly against Omnicom, as guarantor, to enforce its rights under the guarantee without first instituting a legal proceeding against any other person or entity (Section 5.5).


      The terms of the trust preferred securities will provide that each holder of the trust preferred securities, by accepting those trust preferred securities, agrees to the subordination provisions and other terms of the related guarantee.

Amendments

      Omnicom may amend the guarantee without the consent of any holder of the trust preferred securities to which the guarantee relates if the amendment does not materially and adversely affect the rights of those holders. Omnicom may otherwise amend the guarantee with the approval of the holders of at least a majority of the outstanding trust preferred securities to which the guarantee relates (Section 9.2).

Termination

      The guarantee will terminate and be of no further effect when:

      o the redemption price of the trust preferred securities to which it relates is fully paid;

      o Omnicom distributes the related junior subordinated debt securities to the holders of those trust preferred securities; or

      o the amounts payable upon liquidation of the related trust are fully paid (Section 7.1).

      Each guarantee will remain in effect or will be reinstated if at any time any holder of the related trust preferred securities must restore payment of any sums paid to that holder with respect to those trust preferred securities or under that guarantee.

Certain Covenants


      Omnicom covenants that, so long as any trust preferred securities remain outstanding, if Omnicom has given notice of its election to defer payments of interest under the junior subordinated indenture or if there is an event of default under the guarantee or the junior subordinated indenture (or any event of which Omnicom has knowledge that with the giving of notice or lapse of time or both would constitute an event of default under the junior subordinated indenture and which Omnicom has not taken responsible steps to cure):


      o it will not make distributions related to its debt securities that rank equally with or junior to the junior subordinated debt securities, including any payment of interest, principal or premium, or repayments, repurchases or redemptions; and

      o it will not make distributions related to its capital stock, including dividends, redemptions, repurchases, liquidation payments, or guarantee payments. It may, however, make the following types of distributions:

            o     dividends paid in common stock;

            o dividends in connection with the implementation of a shareholder rights plan, the issuance of capital stock under any such plan or the redemption or repurchase of any rights pursuant to such plan;

            o payments to a trust holding junior subordinated debt securities of the same series under a guarantee;


            o repurchases, redemptions or other acquisitions of shares of its capital stock in connection with any benefit plan or other similar arrangement with or for the benefit of employees, officers, directors, consultants or advisors; and

            o the purchases of fractional interests in shares of capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged (Section 6.1).

      Because Omnicom is a holding company, the claims of creditors of Omnicom's subsidiaries will have a priority over Omnicom's equity rights and the rights of Omnicom's creditors, including the trust, as holder of the guarantee and the junior subordinated debt securities, to participate in the assets of the subsidiary upon the subsidiary's liquidation.

Events of Default

      An event of default will occur under any guarantee if Omnicom fails to perform any of its payment obligations under the guarantee. The holders of a majority of the trust preferred securities of any series may waive any such event of default and its consequences on behalf of all of the holders of the trust preferred securities of that series (Section 2.6). The guarantee trustee is entitled to enforce the guarantee for the benefit of the holders of the trust preferred securities of a series if an event of default occurs under the related guarantee (Section 3.1).

      The holders of a majority of the trust preferred securities to which a guarantee relates have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee with respect to that guarantee or to direct the exercise of any trust or power that the guarantee trustee holds under that guarantee. Any holder of the related trust preferred securities may institute a legal proceeding directly against Omnicom to enforce that holder's rights under the guarantee without first instituting a legal proceeding against the guarantee trustee or any other person or entity (Section 5.4).

Information Concerning the Guarantee Trustee

      The trustee may engage in transactions with, or perform services for, Omnicom and affiliates of Omnicom in the ordinary course of business. The guarantee trustee will perform only those duties that are specifically set forth in each guarantee unless an event of default under the guarantee occurs and is continuing. In case an event of default occurs and is continuing, the guarantee trustee will exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs (Section 3.1). Subject to those provisions, the guarantee trustee is under no obligation to exercise any of its powers under any guarantee at the request of any holder of the related trust preferred securities unless that holder offers reasonable indemnity to the guarantee trustee against the costs, expenses and liabilities which it might incur as a result (Section 3.2).

Applicable Law

      The guarantees will be governed by and construed in accordance with the laws of the State of New York.

Agreement as to Expenses and Liabilities


      Omnicom will enter into an Agreement as to Expenses and Liabilities pursuant to each amended trust agreement. The Agreement as to Expenses and Liabilities will provide that Omnicom will, with certain exceptions, irrevocably and unconditionally guarantee the full payment of any indebtedness, expenses or liabilities of the related trust to each person or entity to whom that trust becomes indebted or liable. The exceptions are the obligations of the trust to pay to the holders of the related trust preferred securities or other similar interests in the trust the amounts due to the holders under the terms of those trust preferred securities or those similar interests.

Description of Additional Terms of Junior Subordinated Debt Securities to be Issued to the Trusts

General

      The junior subordinated debt securities, which each trust that issues trust preferred securities will hold as trust assets, will be issued under the junior subordinated debt indenture and, generally, will rank subordinated and junior in right of payment to Omnicom's senior debt securities, subordinated debt securities, 4 1/4% Convertible Subordinated Debentures due 2007 and 2 1/4% Convertible Subordinated Debentures due 2013.

      The features of the junior subordinated debt securities are similar to the subordinated debt securities described above under "Debt Securities," with the additional features summarized below. The junior subordinated debt indenture is similar to the subordinated debt indenture, except as summarized below, and the section numbers specified in the description of the subordinated debt indenture above under "Debt Securities" correspond to the section numbers of the junior subordinated debt indenture. You should read the more detailed provisions of the junior subordinated debt indenture, including the defined terms, for provisions that may be important to you. You should also read the particular terms of a series of the junior subordinated debt securities, which will be described in more detail in the applicable prospectus supplement. Copies of the junior subordinated debt indenture may be obtained from Omnicom or the trustee. So that you may easily locate the more detailed provisions, the numbers in parentheses below refer to sections in the junior subordinated debt indenture. Wherever particular sections or defined terms of the junior subordinated debt indenture are referred to, such sections or defined terms are incorporated into this prospectus by reference, and the statements in this prospectus are qualified by that reference.

      Junior subordinated debt securities will be issued in a principal amount equal to the aggregate stated liquidation amount of trust preferred securities plus Omnicom's investment in trust common securities. The entire principal amount of the junior subordinated debt securities held by each trust will mature and become due and payable, together with any accrued and unpaid interest thereon, on the date set forth in the applicable prospectus supplement.

      If distributed to the holders of trust preferred securities upon dissolution of trust, junior subordinated debt securities represented by a paper certificate may be presented for exchange or transfer at the office of the relevant registrar. Holders will not have to pay any service charge for any registration of transfer or exchange of their certificates, but Omnicom may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with such registration of transfer (Section 2.7). The procedures relating to the exchange and transfer of global securities are described below under "Book-Entry Procedures and Settlement."


Subordination


      The junior subordinated debt securities will rank subordinated and junior in right of payment, to the extent set forth in the junior subordinated debt indenture, to all senior indebtedness of Omnicom. For purposes of the junior subordinated debt securities, senior indebtedness under the junior subordinated indenture shall include those obligations described as senior indebtedness for purposes of the subordinated debt securities under "Subordinated Debt" above, as well as:

      o all principal, premium, if any, and interest in respect of subordinated debt securities issued under the subordinated debt indenture, except for any series of subordinated debt securities that by its terms is subordinated to, or ranks on an equal basis with, junior subordinated debt securities;

      o     Omnicom's 4 1/4% Convertible Subordinated Debentures due 2007; and


      o Omnicom's 2 1/4% Convertible Subordinated Debentures due 2013 (Section 1.1).


      The junior subordinated indenture does not limit the amount of senior indebtedness that Omnicom may issue.

Optional Redemption


      To the extent described in the applicable prospectus supplement, Omnicom shall have the right to redeem the junior subordinated debt securities, in whole or in part, from time to time, on or after the applicable redemption date at the applicable redemption price, together with interest, upon not less than 30 nor more than 60 days' notice.


      Omnicom will not be required to:

      o issue, register the transfer of or exchange junior subordinated debt securities of any series during a period of 15 days immediately preceding the date notice is mailed identifying the junior subordinated debt securities of such series called for redemption; or


      o register the transfer of or exchange any junior subordinated debt securities so selected for redemption, except the unredeemed portion of any junior subordinated debt securities being redeemed in part (Section 2.7).


Deferral of Interest Payments on Junior Subordinated Debt Securities

      Omnicom can defer interest payments by extending the interest payment period for the number of consecutive extension periods specified in the applicable prospectus supplement. Other details regarding the extension period will also be specified in the applicable prospectus supplement. No extension period may extend beyond the maturity of the junior subordinated debt securities. At the end of the extension period (or periods), Omnicom will pay all interest then accrued and unpaid, together with interest on the deferred amount compounded quarterly at the rate of the junior subordinated debt securities, to the extent permitted by the applicable law.

      During any extension period, Omnicom will not make distributions related to its capital stock, including dividends, redemptions, repurchases, liquidation payments, or guarantee payments. In addition, Omnicom will not make any payments, redeem or repurchase any debt securities of equal or junior rank to the junior subordinated debt securities or make any guarantee payments on any such debt securities of its subsidiaries. Omnicom may, however, make the following types of distributions:

      o     dividends or distributions paid in common stock;

      o dividends in connection with the implementation of a shareholder rights plan;

      o payments to a trust holding securities of the same series under a guarantee;

      o repurchases, redemptions or other acquisitions of shares of its capital stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors, consultants or advisors; or

      o the purchases of fractional interests in shares of capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged.


      Prior to the termination of any extension period for a series of junior subordinated debt securities, Omnicom may further defer payments of interest on the junior subordinated debt securities by extending the interest payment period, provided that such extension period together with all such previous and further extensions thereof for such series of junior subordinated debt securities may not extend beyond five consecutive years or extend beyond the maturity of the series. Upon the termination of any extension period, and the payment of all accrued and unpaid interest on the junior subordinated debt securities then due, Omnicom may select a new extension period for such series of junior subordinated debt securities, subject to the above requirements. No interest on a series of junior subordinated debt securities during an extension period, except at the end thereof, will be due and payable.


      If the property trustee is the sole holder of the junior subordinated debt securities, Omnicom will give the property trustee notice of the selection of an extension period for such series of junior subordinated debt securities one business day prior to the earlier of:

      o the regular record date for the interest payment on which the extension period is to commence or relating to the interest payment on which an extension period that is being extended would otherwise terminate; or

      o the date a trust is required to give notice to the applicable self-regulatory organization or to holders of such trust preferred securities on the record date or the date such distribution is payable, but in any event not less than one business day prior to such record date.

The administrative trustees shall give notice of the selection of an extension period to the holders of trust preferred securities. If the property trustee is not the sole holder of a series of junior subordinated debt securities, Omnicom will give the holders of such junior subordinated debt securities notice of the selection of an extension period ten business days prior to the earlier of:

      o the regular record date for the interest payment on which the extension period is to commence or relating to the interest payment on which an extension period that is being extended would otherwise terminate; or


      o the date Omnicom is required to give notice to the applicable self-regulatory organization or to holders of such subordinated debt securities, but in any event at least two business days before such record date (Section 2.14).


      Omnicom has no present intention to defer interest payments.

Certain Covenants

      Under the junior subordinated debt indenture Omnicom will be required to:


      o maintain 100% ownership of the trust common securities of any trust to which the junior subordinated debt securities have been issued while the junior subordinated debt securities remain outstanding; and

      o pay to any trust to which the junior subordinated debt securities have been issued any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States or any other taxing authority on that trust, so that the net amounts received and retained by that trust (after paying any taxes, duties, assessments or other governmental charges) will be not less than the trust would have received had no such taxes, duties, assessments or other governmental charges been imposed (Section 5.7).


      If there has occurred any event of default, then Omnicom may not:

      o declare or pay any dividend on, make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock; or

      o make any payment of interest, principal or premium, on or repay, repurchase or redeem any, debt securities (including guarantees other than the trust guarantee) issued by Omnicom which rank pari passu with or junior to the junior subordinated debt securities.

      The preceding sentence, however, shall not restrict:

      o     dividends or distributions paid in common stock;

      o dividends in connection with the implementation of a shareholder rights plan;

      o payments to a trust holding securities of the same series under a guarantee;

      o repurchases, redemptions or other acquisitions of shares of Omnicom capital stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors, consultants or advisors; or


      o the purchase of fractional interests in shares of capital stock pursuant to the conversion or exchange provision of such capital stock or the security being converted or exchanged (Section 5.8.1).

      The indentures provide that Omnicom will not merge or consolidate with another corporation or sell or lease all or substantially all its assets to another corporation, or purchase all or substantially all the assets of another corporation unless:


      o either (1) Omnicom is the continuing corporation or (2) the successor corporation, if other than Omnicom, expressly assumes the obligations evidenced by the junior subordinated debt securities issued pursuant to the junior subordinated debt indenture and Omnicom's obligations under the trust guarantees;

      o immediately prior to and after the transaction, there would not be any events of default in the performance of any covenant or condition of the junior subordinated debt indenture; and

      o the transaction is permitted under the relevant trust agreement and guarantee and does not give rise to any breach or violation of such trust agreement or guarantee (Section 6.1).


Modification of the Junior Subordinated Indenture

      If Omnicom and the trustee propose a modification of the junior subordinated debt indenture or the rights of the holders of a series of junior subordinated indenture that requires the consent of the holders of the junior subordinated debt securities and the modification relates to a series of junior subordinated debt securities held by or on behalf of an Omnicom Capital Trust, then:


      o if the consent of a majority in aggregate principal amount of junior subordinated debt securities is required, the modification will not be effective until the holders of a majority in liquidation amount of trust securities issued by the affected trust have consented to the modification; and

      o if the consent of each outstanding junior subordinated debt security is required, the modification will not be effective until each holder of the trust securities of the affected trust has consented to the modification (Section 10.2).

However, the holders of the trust common securities can vote to provide the foregoing consent only after all events of default with respect to the trust preferred securities have been cured, waived or otherwise eliminated and after the property trustee has obtained an opinion from tax counsel that the corresponding trust will not fail to be classified as a grantor trust for federal income tax purposes, as provided in the trust agreement (Section 10.2).


Junior Subordinated Debt Indenture Additional Events of Default

      In addition to the events of default described under "Description of Debt Securities -- Events of Default," the voluntary or involuntary dissolution, winding up or termination of a trust will be an additional event of default regarding any series of junior subordinated debt securities held as trust assets, unless the dissolution, winding up or termination is in connection with:

      o the distribution of junior subordinated debt securities to holders of trust securities in liquidation of a trust;

      o     the redemption of all outstanding trust securities of such trust; or

      o certain mergers or consolidations permitted by the amended of trust agreement.


      Holders of a majority in principal amount of junior subordinated debt securities of any series or the majority in liquidation amount of the trust preferred securities of a trust or of the trust common securities of a trust may waive any past default will respect to such securities, except a default in payment of principal, premium or interest or a default in a covenant or provision which may not be modified or amended without the consent of each holder of a junior subordinated debt security of the affected series or the affected trust preferred securities or trust common securities. The holders of trust preferred securities in certain circumstances have the right to direct the property trustee to exercise its rights as holder of junior subordinated debt securities (Sections 7.12 and 7.13).

Enforcement of Certain Rights by Holders of Trust Preferred Securities

      To the extent any action under the junior subordinated debt indenture is entitled to be taken by the holders of at least a specified percentage of junior subordinated debt securities, holders of the corresponding trust preferred securities may take such action if it is not taken by the property trustee of the related Omnicom trust. Notwithstanding the foregoing, if a event of default has occurred and is continuing and is attributable either to:

      o the failure of Omnicom to pay the principal of or premium, if any, on or interest on the junior subordinated debt securities on the due date; or

      o the failure by Omnicom to deliver the required securities or other rights upon an appropriate conversion or exchange right election;


a holder of the related trust preferred securities may institute a legal proceeding directly against Omnicom for enforcement of payment to such holder of the principal of or premium, if any, on or interest on such junior subordinated debt securities having a principal amount equal to the liquidation amount of the trust preferred securities held by such holder or for enforcement of such conversion or exchange rights, as the case may be, which is referred to as a direct action. Omnicom may not amend the junior subordinated debt indenture to remove the foregoing right to bring a direct action without the prior written consent of the holders of all of the trust preferred securities outstanding. If the right to bring a direct action is removed, the applicable Omnicom trust may become subject to the reporting obligations under the Exchange Act. Notwithstanding any payments made to a holder of trust preferred securities by Omnicom in connection with a direct action, Omnicom shall remain obligated to pay the principal of and premium, if any, on and interest on the related junior subordinated debt securities, and Omnicom shall be subrogated to the rights of the holder of such trust preferred securities with respect to payments on the trust preferred securities to the extent of any payments made by Omnicom to such holder in any direct action (Sections 7.3 and 10.2).


      The holders of the trust preferred securities will not be able to exercise directly any remedies, other than those set forth in the preceding paragraph, available to the holders of the related junior subordinated debt securities unless an event of default has occurred and is continuing under the applicable declaration of trust. See "Description of Trust Preferred Securities -- Trust Enforcement Events."

Relationship Among the Trust Preferred Securities, the Guarantees and the Junior Subordinated Debt Securities Held by the Trust

      Omnicom will guarantee payments of distributions and redemption and liquidation payments due on the trust preferred securities, to the extent the trust has funds available for the payments, to the extent described under "Description of the Guarantees." No single document executed by Omnicom in connection with the issuance of the trust preferred securities will provide for Omnicom's full, irrevocable and unconditional guarantee of the trust preferred securities. It is only the combined operation of Omnicom's obligations under the guarantee, the amended trust agreement and the junior subordinated debt indenture that has the effect of providing a full, irrevocable and unconditional guarantee of the trust's obligations under the trust preferred securities.

      As long as Omnicom makes payments of interest and other payments when due on the junior subordinated debt securities held by the trust, those payments will be sufficient to cover the payment of distributions and redemption and liquidation payments due on the trust preferred securities issued by the trust, primarily because:

      o the total principal amount of the junior subordinated debt securities will be equal to the sum of the total liquidation amount of the trust securities;

      o the interest rate and interest and other payment dates on the junior subordinated debt securities will match the distribution rate and distribution and other payment dates for the trust securities;

      o Omnicom will pay for any and all costs, expenses and liabilities of the trust except its obligations under its trust preferred securities; and

      o each amended trust agreement will provide that the trust will not engage in any activity that is not consistent with the limited purposes of the trust.

      If and to the extent that Omnicom does not make payments of the junior subordinated debt securities, the trust will not have funds available to make payments of distributions or other amounts due on its trust preferred securities. In those circumstances, holders will not be able to rely upon the guarantee for payment of these amounts. Instead, holders may directly sue Omnicom or seek other remedies to collect their proportionate share of payments owed. If holders sue Omnicom to collect payment, then Omnicom will assume rights as a holder of trust preferred securities under the amended trust agreement to the extent Omnicom makes a payment to holders in any such legal action.

                      BOOK-ENTRY PROCEDURES AND SETTLEMENT

      Most series of debt securities and trust preferred securities will be book-entry securities. Upon issuance, all book-entry securities of the same issue will be represented by one or more fully registered global securities, without interest coupons. Each global security will be deposited with, or on behalf of, The Depository Trust Company, a securities depository, and will be registered in the name of DTC or a nominee of DTC. DTC will thus be the only registered holder of these debt securities or trust preferred securities and will be considered the sole owner of the securities for purposes of the indenture.

      Purchasers may only hold interests in the global securities through DTC if they are a participant in the DTC system. Purchasers may also hold interests through a securities intermediary--banks, brokerage houses and other institutions that maintain securities accounts for customers--that has an account with DTC or its nominee. DTC will maintain accounts showing the securities holdings of its participants, and these participants will in turn maintain accounts showing the securities holdings of their customers. Some of these customers may themselves be securities intermediaries holding debt securities or trust preferred securities for their customers. Thus, each beneficial owner of a book-entry security will hold that security indirectly through a hierarchy of intermediaries, with DTC at the "top" and the beneficial owner's own securities intermediary at the "bottom."

      The securities of each beneficial owner of a book-entry security will be evidenced solely by entries on the books of the beneficial owner's securities intermediary. The actual purchaser of the securities will generally not be entitled to have the securities represented by the global securities registered in its name and will not be considered the owner under the indenture. In most cases, a beneficial owner will also not be able to obtain a paper certificate evidencing the holder's ownership of securities. The book-entry system for holding securities eliminates the need for physical movement of certificates and is the system through which most publicly traded common stock is held in the United States. However, the laws of some jurisdictions require some purchasers of securities to take physical delivery of their securities in definitive form. These laws may impair the ability to transfer book-entry securities.

      A beneficial owner of book-entry securities represented by a global security may exchange the securities for definitive (paper) securities only if:

      (1) DTC is unwilling or unable to continue as depositary for such global security and Omnicom is unable to find a qualified replacement for DTC within 90 days;

      (2) at any time DTC ceases to be a clearing agency registered under the Securities Exchange Act of 1934;

      (3) Omnicom in its sole discretion decides to allow some or all book-entry securities to be exchangeable for definitive securities in registered form; or


      (4) an event of default with respect to the debt securities or a trust enforcement event with respect to the trust preferred securities has happened and is continuing.


      Unless indicated otherwise in the applicable prospectus supplement, any global security that is exchangeable will be exchangeable in whole for definitive securities in registered form, with the same terms and of an equal aggregate principal or liquidation amount, in denominations of $1,000 and whole multiples of $1,000. Definitive notes or trust certificates will be registered in the name or names of the person or persons specified by DTC in a written instruction to the registrar of the securities. DTC may base its written instruction upon directions it receives from its participants.

      In this prospectus and any prospectus supplement, for book-entry securities, references to actions taken by security holders will mean actions taken by DTC upon instructions from its participants, and references to payments and notices of redemption to security holders and notices of redemption to DTC as the registered holder of the securities for distribution to participants in accordance with DTC's procedures.

      DTC is a limited purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of the New York banking law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered under section 17A of the Securities Exchange Act of 1934. The rules applicable to DTC and its participants are on file with the SEC.

      Omnicom will not have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the book-entry securities or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

                              PLAN OF DISTRIBUTION

      Each of Omnicom and the Omnicom Capital Trusts may offer the offered securities in one or more of the following ways from time to time:

      o     by itself directly;

      o     to or through underwriters or dealers;

      o     through agents; or

      o     through a combination of any of these methods of sale.


      The prospectus supplement relating to an offering of offered securities will set forth the terms of such offering, including, when applicable:

      o the purchase price of the offered securities or method by which it will be determined, and the proceeds to Omnicom or the Omnicom Capital Trusts from such sale;


      o     the initial public offering price;


      o     the name or names of any underwriters, dealers or agents;

      o     underwriters', dealers' or agents' compensation;

      o     discounts or concessions; and

      o     securities exchanges on which such offered securities may be listed.

      Offering prices and compensation to underwriters, dealers and agents may be changed from time to time.


      If underwriters are used in an offering of offered securities, such offered securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be offered either to the public through underwriting syndicates represented by one or more managing underwriters or by one or more underwriters without a syndicate. Unless otherwise set forth in the prospectus supplement, the underwriters will not be obligated to purchase offered securities unless specified conditions are satisfied, and if the underwriters do purchase any offered securities, they will purchase all offered securities.

      In connection with underwritten offerings of the offered securities and in accordance with applicable law and industry practice, underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the offered securities at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below.

      o A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.

      o A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

      o A penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions.


      These transactions may be effected on the New York Stock Exchange, in the over-the-counter market or otherwise. Underwriters are not required to engage in any of these activities, or to continue such activities if commenced.

      If dealers are utilized in the sale of offered securities, Omnicom or the applicable Omnicom Capital Trust will sell such offered securities to the dealers as principals. The dealers may then resell such offered securities to the public at varying prices to be determined by such dealers at the time of resale. Additional information regarding these transactions will be included in the prospectus supplement relating to the offered securities, if required.

      Offered securities may be sold by Omnicom or an Omnicom Capital Trust to one or more institutional or other purchasers directly or through agents designated by Omnicom or an Omnicom Capital Trust from time to time for purposes of pricing offered securities, at a fixed price or prices, which may be changed, at varying prices determined at the time of sale or, if applicable, by reference to an existing market. If agents are designated, information relating to such arrangements will be set forth in the prospectus supplement relating to the offered securities, if required.

      As one of the means of direct issuance of offered securities, Omnicom or an Omnicom Capital Trust may utilize the services of an entity through which it may conduct an electronic "dutch auction" or similar offering of the offered securities among potential purchasers who are eligible to participate in the auction or offering of the offered securities, if so described in the applicable prospectus supplement. However, there may be other means by which offered securities will be offered directly, which will be described, if required, in the applicable prospectus supplement.


      If so indicated in the applicable prospectus supplement, Omnicom or an Omnicom Capital Trust may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase offered securities from Omnicom or an Omnicom Capital Trust at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of such contracts.

      Underwriters, dealers and agents may be entitled, under agreements with Omnicom or an Omnicom Capital Trust, to indemnification by Omnicom or an Omnicom Capital Trust relating to material misstatements and omissions. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, Omnicom and affiliates of Omnicom in the ordinary course of business.


      Offered securities may constitute a new issue of securities, in which case they will have no established trading market. Any underwriters to whom offered securities are sold for public offering and sale may make a market in such offered securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Offered securities may or may not be listed on a national securities exchange. No assurance can be given that there will be a market for offered securities.


                                  LEGAL MATTERS


      Certain legal matters in connection with the legality of the securities offered hereby will be passed upon for Omnicom by its general counsel, Barry J. Wagner, Esq. Mr. Wagner is an officer of Omnicom and has received, and may in the future receive, awards of restricted stock and other benefits determined by reference to Omnicom securities. Mr. Wagner beneficially owns or has rights to acquire a total of less than 1% of Omnicom's outstanding common stock. Certain legal matters in connection with the validity of the trust preferred securities will be passed upon for Omnicom by Richards, Layton & Finger, P.A., Delaware counsel.

                                     EXPERTS

      The consolidated financial statements and schedules incorporated by reference in this prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving these reports.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

      Expenses payable in connection with the distribution of the securities being registered (estimated except for the registration fee), all of which will be borne by the registrant, are as follows:

Registration Fee ..........................................             $118,800
Trustee's Fees and Expenses ...............................             $      *
Printing and Engraving Fees ...............................             $      *
Legal Fees And Expenses ...................................             $      *
Blue Sky Fees and Expenses ................................             $      *
Accounting Fees and Expenses ..............................             $      *
Warrant Agent's Fees and Expenses .........................             $      *
Transfer Agent and Registration Fees and Expenses .........             $      *
Rating Agency Fees ........................................             $      *
Miscellaneous Expenses ....................................             $      *
                                                                        --------
     Total ................................................             $      *
                                                                        ========

----------
*     To be filed by amendment (estimated).

Item l5. Indemnification of Directors and Officers.

      The Registrant's certificate of incorporation contains a provision limiting the liability of directors (except for approving statutorily prohibited dividends, share repurchases or redemptions, distributions of assets on dissolution or loans to directors) to acts or omissions determined by a judgment or other final adjudication to have been in bad faith, involving intentional misconduct or a knowing violation of the law, or resulting in personal gain to which the director was not legally entitled. The Registrant's By-Laws provide that an officer or director will be indemnified against any costs or liabilities, including attorneys' fees and amounts paid in settlement with the consent of the registrant in connection with any claim, action or proceeding to the fullest extent permitted by the New York Business Corporation Law.


      Section 722(a) of the New York Business Corporation Law provides that a corporation may indemnify any officer or director, made or threatened to be made, a party to an action or proceeding other than one by or in the right of the corporation, including an action by or in the right of any other corporation or other enterprise, which any director or officer of the corporation served in any capacity at the request of the corporation, because he was a director or officer of the corporation, or served such other corporation or other enterprise in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or in the case of service for any other corporation or other enterprise, not opposed to, the best interests of the corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful.


      Section 722(c) of the New York Business Corporation Law provides that a corporation may indemnify any officer or director made, or threatened to be made, a party to an action by or in the right of the corporation by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of any other corporation of any type or kind, or other enterprise, against amounts paid in settlement and reasonable expenses, including attorneys' fees actually and necessarily incurred by him in connection with the defense or settlement of such action, or in connection with an appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for another corporation or other enterprise, not opposed to, the best interests of the corporation. The corporation may not, however, indemnify any officer or director pursuant to Section 722(c) in respect of (1) a threatened action, or a pending action which is settled or otherwise disposed of, or (2) any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action was brought or, if no action was brought, any court of competent jurisdiction, determines upon application, that the person is fairly and reasonably entitled to indemnity for such portion of the settlement and expenses as the court deems proper.

      Section 723 of the New York Business Corporation Law provides that an officer or director who has been successful on the merits or otherwise in the defense of a civil or criminal action of the character set forth in Section 722 is entitled to indemnification as permitted in such section. Section 724 of the New York Business Corporation Law permits a court to award the indemnification required by Section 722.

      The Registrant has entered into agreements with its directors to indemnify them for liabilities or costs arising out of any alleged or actual breach of duty, neglect, errors or omissions while serving as a director. The Registrant also maintains and pays premiums for directors' and officers' liability insurance policies.

Item 16. Exhibits and Financial Statement Schedules.


Exhibit
 Number       Description of Exhibit
--------      -------------------
  1.1         Form of Underwriting Agreement (for Debt Securities and
              Warrants).*
  1.2         Form of Underwriting Agreement (for Common Stock and Preferred
              Stock and Depositary Shares).*
  1.3         Form of Underwriting Agreement (for Trust Preferred Securities).*
  4.1(a)      Certificate of Incorporation (as amended on December 4, 1997 and as restated for filing purposes) (incorporated by reference to
              Omnicom Group Inc.'s Registration Statement on Form S-3 (No.
              333-46303)).
  4.1(b)      Certificate of Amendment of the Certificate of Incorporation
              (incorporated by reference to Omnicom Group Inc.'s Quarterly
              Report on Form 10-Q for the quarter ended June 30, 2000).
  4.2         Bylaws (incorporated by reference in Omnicom Group Inc.'s Annual
              Report on Form 10-K for the year ended December 31, 1987).
  4.3         Form of Certificate of Designation with Respect to Preferred
              Stock.*
  4.4         Form of Senior Indenture (incorporated by reference to Omnicom
              Group Inc.'s Registration Statement on Form S-3 (No. 333-46303).
  4.5         Form of Senior Debt Security (included in Exhibit 4.4).
  4.6         Form of Subordinated Indenture (incorporated by reference to
              Omnicom Group Inc.'s Registration Statement on Form S-3 (No.
              333-46303).
  4.7         Form of Subordinated Debt Security (included in Exhibit 4.6).
  4.8         Form of Junior Subordinated Debt Indenture.
  4.9         Form of Junior Subordinated Debt Security (included in Exhibit
              4.8).
  4.10        Form of Depositary Agreement.*
  4.11        Form of Stock Warrant Agreement, together with Form of Warrant.*
  4.12        Form of Debt Warrant Agreement, together with Form of Warrant.*
  4.13        Form of Guarantee Agreement of Omnicom Group Inc.
  4.14        Certificate of Trust of Omnicom Capital Trust I.**
  4.15        Trust Agreement of Omnicom Capital Trust I.**
  4.16        Certificate of Trust of Omnicom Capital Trust II.**
  4.17        Trust Agreement of Omnicom Capital Trust II.**
  4.18        Certificate of Trust of Omnicom Capital Trust III.**
  4.19        Trust Agreement of Omnicom Capital Trust III.**
  4.20        Form of Amended and Restated Trust Agreement.
  4.21        Form of Trust Preferred Security (included in Exhibit 4.20).
  4.22        Form of Agreement as to Expenses and Liabilities.
  5.1         Opinion of Counsel as to the legality of the securities registered hereunder.
  5.2         Opinion of Richards, Layton & Finger, P.A., Delaware
              Counsel, as to the validity of the trust preferred
              securities.
  12          Statement Regarding Computation of Ratio of Earnings to Fixed
              Charges.
  23.1        Consent of Arthur Andersen LLP.
  23.2        Consent of Counsel (included in Exhibit 5.1).
  23.3        Consent of Richards, Layton & Finger, P.A. (included in Exhibit
              5.2).
  24.1        Power of Attorney (included on Signature Page).**
  25          Statement of Eligibility of Trustee on Form T-1.***


----------
* To be filed by amendment or by a report on Form 8-K pursuant to Item 601 of Regulations S-K under the Securities Act of 1933.

**    Previously filed.
***   To be filed separately pursuant to Trust Indenture Act Section 305(b)(2).

Item 17. Undertakings.

      The undersigned Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

            Provided however, that paragraphs (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of post-effective amendment to this Registration Statement any of the securities being registered which remain unsold at the termination of the offering.

      The undersigned Registrant further undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Registrant pursuant to the provisions described under Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

      The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Trust Indenture Act.

                                   SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on November 15, 2000.


                                        OMNICOM GROUP INC.

                                        By:           /s/ JOHN WREN
                                           -------------------------------------
                                                        John Wren
                                           President and Chief Executive Officer


      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


           Signature               Title                             Date
           ---------               -----                             ----


         /s/ JOHN WREN             President, Chief Executive  November 15, 2000
-------------------------------    Officer and Director
           John Wren               (Principal Executive
                                   Officer)

   /s/ RANDALL WEISENBURGER        Executive Vice President    November 15, 2000
-------------------------------    and Chief Financial
     Randall Weisenburger          Officer (Principal
                                   Financial Officer)

   /s/ PHILIP J. ANGELASTRO        Controller (Principal       November 15, 2000
-------------------------------    Accounting Officer)
     Philip J. Angelastro

              *                    Director                    November 15, 2000
-------------------------------
      Richard I. Beattie

               *                   Director                    November 15, 2000
-------------------------------
       Bernard Brochand

               *                   Director                    November 15, 2000
-------------------------------
      Robert J. Callander

               *                   Director                    November 15, 2000
-------------------------------
        James A. Cannon

               *                   Director                    November 15, 2000
-------------------------------
    Leonard S. Coleman, Jr.

               *                   Director                    November 15, 2000
-------------------------------
        Bruce Crawford

               *                   Director                    November 15, 2000
-------------------------------
       Susan S. Denison

               *                   Director                    November 15, 2000
-------------------------------
           Peter Foy

               *                   Director                    November 15, 2000
-------------------------------
       Michael Greenlees

           Signature               Title                             Date
           ---------               -----                             ----


               *                   Director                    November 15, 2000
-------------------------------
      Thomas L. Harrison

                                   Director
-------------------------------
        John R. Murphy

               *                   Director                    November 15, 2000
-------------------------------
        John R. Purcell

               *                   Director                    November 15, 2000
-------------------------------
       Keith L. Reinhard

                                   Director
-------------------------------
      Linda Johnson Rice

               *                   Director                    November 15, 2000
-------------------------------
       Allen Rosenshine

               *                   Director                    November 15, 2000
-------------------------------
        Gary L. Roubos

*By:  /s/ Barry J. Wagner
-------------------------------
         Barry J. Wagner
         Attorney-in-Fact

      Pursuant to the requirements of the Securities Act of 1933, as amended, Omnicom Capital Trust I certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on November 15, 2000.


                                             OMNICOM CAPITAL TRUST I

                                             By Omnicom Group Inc., as Depositor

                                             By: /s/ Robert A. Profusek
                                                --------------------------------
                                                Robert A. Profusek
                                                Executive Vice President


      Pursuant to the requirements of the Securities Act of 1933, as amended, Omnicom Capital Trust II certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on November 15, 2000.


                                             OMNICOM CAPITAL TRUST II

                                             By Omnicom Group Inc., as Depositor

                                             By: /s/ Robert A. Profusek
                                                --------------------------------
                                                Robert A. Profusek
                                                Executive Vice President


      Pursuant to the requirements of the Securities Act of 1933, as amended, Omnicom Capital Trust III certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on November 15, 2000.


                                             OMNICOM CAPITAL TRUST III

                                             By Omnicom Group Inc., as Depositor

                                             By: /s/ Robert A. Profusek
                                                --------------------------------
                                                Robert A. Profusek
                                                Executive Vice President

                                INDEX TO EXHIBITS


Exhibit
Number        Description of Exhibit
-------       ----------------------
  1.1         Form of Underwriting Agreement (for Debt Securities and
              Warrants).*
  1.2         Form of Underwriting Agreement (for Common Stock and Preferred
              Stock and Depositary Shares).*
  1.3         Form of Underwriting Agreement (for Trust Preferred Securities).*
  4.1(a)      Certificate of Incorporation (as amended on December 4, 1997 and as restated for filing purposes) (incorporated by reference to
              Omnicom Group Inc.'s Registration Statement on Form S-3 (No.
              333-46303)).
  4.1(b)      Certificate of Amendment of the Certificate of Incorporation
              (incorporated by reference to Omnicom Group Inc.'s Quarterly
              Report on Form 10-Q for the quarter ended June 30, 2000).
  4.2         Bylaws (incorporated by reference in Omnicom Group Inc.'s Annual
              Report on Form 10-K for the year ended December 31, 1987).
  4.3         Form of Certificate of Designation with Respect to Preferred
              Stock.*
  4.4         Form of Senior Debt Indenture (incorporated by reference to
              Omnicom Group Inc.'s Registration Statement on Form S-3 (No.
              333-46303).
  4.5         Form of Senior Debt Security (included in Exhibit 4.4).
  4.6         Form of Subordinated Debt Indenture (incorporated by reference to
              Omnicom Group Inc.'s Registration Statement on Form S-3 (No.
              333-46303).
  4.7         Form of Subordinated Debt Security (included in Exhibit 4.6).
  4.8         Form of Junior Subordinated Debt Indenture.
  4.9         Form of Junior Subordinated Debt Security (included in Exhibit
              4.8).
  4.10        Form of Depositary Agreement.*
  4.11        Form of Stock Warrant Agreement, together with Form of Warrant.*
  4.12        Form of Debt Warrant Agreement, together with Form of Warrant.*
  4.13        Form of Guarantee Agreement of Omnicom Group Inc.
  4.14        Certificate of Trust of Omnicom Capital Trust I.**
  4.15        Trust Agreement of Omnicom Capital Trust I.**
  4.16        Certificate of Trust of Omnicom Capital Trust II.**
  4.17        Trust Agreement of Omnicom Capital Trust II.**
  4.18        Certificate of Trust of Omnicom Capital Trust III.**
  4.19        Trust Agreement of Omnicom Capital Trust III.**
  4.20        Form of Amended and Restated Trust Agreement.
  4.21        Form of Trust Preferred Security (included in Exhibit 4.20).
  4.22        Form of Agreement as to Expenses and Liabilities.
  5.1         Opinion of Counsel as to the legality of the securities registered hereunder.
  5.2         Opinion of Richards, Layton & Finger, P.A., Delaware
              counsel, as to the validity of the trust preferred
              securities.
  12          Statement Regarding Computation of Ratio of Earnings to Fixed
              Charges.
  23.1        Consent of Arthur Andersen LLP.
  23.2        Consent of Counsel (included in Exhibit 5.1).
  23.3        Consent of Richards, Layton & Finger, P.A. (included in Exhibit
              5.2).
  24.1        Power of Attorney (included on Signature Page).**
  25          Statement of Eligibility of Trustee on Form T-1.***


----------
* To be filed by amendment or by a report on Form 8-K pursuant to Item 601 of Regulation S-K under the Securities Act of 1933.

**    Previously filed.
***   To be filed separately pursuant to Trust Indenture Act Section 305(b)(2).